EXHIBIT 99.1

Annual General & Special Meeting of Shareholders

to be held on August 11, 2023

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

SALONA GLOBAL MEDICAL DEVICE CORPORATION

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of Shareholders of Salona Global Medical Device Corporation (the "Corporation") will be held at 100 SE 2nd Street, 29th Floor, Miami, Florida on Friday, the 11th day of August, 2023, at the hour of 11:00 a.m. (ET) for the following purposes:

1. to receive the audited financial statements of the Corporation for the ten-month period ended December 31, 2022 and the year ended February 28, 2022, together with the reports of the auditors thereon, and the financial statements of the Corporation for the three months ended March 31, 2023.

2. to elect five (5) directors for the ensuing year;

3. to appoint auditors of the Corporation for the ensuing year and authorize the directors to fix their remuneration;

4. to consider, and if thought appropriate, to pass, with or without variation, an ordinary resolution (the text of which is disclosed in Section 9(iv) of the Information Circular) approving the 2023 Equity Incentive Plan (as such term is defined in the Information Circular), as more particularly described in the Information Circular; and; and

5. to transact such further or other business as may properly come before the said meeting or any adjournment or adjournments thereof.

A copy of the Management Information Circular, a form of proxy and a return envelope accompany this Notice of Meeting. A copy of the audited financial statements of the Corporation for the ten-month period ended December 31, 2022 and the year ended February 28, 2022, together with the reports of the auditors thereon, and accompanying management discussion and analysis', and the financial statements of the Corporation for the three months ended March 31, 2023, and accompanying management discussion and analysis, will be available for review at the Meeting and are available to the public on the SEDAR website at www.sedar.com.

The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting was July 5, 2023 (the "Record Date"). Shareholders of the Corporation whose names had been entered on the register of shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with Computershare Investor Services Inc., 100 University Avenue, 8th floor, Toronto, Ontario, M5J 2Y1, facsimile: (416) 263-9524, not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment thereof.

The instrument appointing a proxy must be in writing and must be executed by the shareholder or his or her attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

The individuals named in the enclosed form of proxy are directors and/or officers of the Corporation. Each shareholder has the right to appoint a proxyholder other than such individuals, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder's behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space provided.

DATED this 7th day of July, 2023.

BY ORDER OF THE BOARD

(signed) "Michael Seckler"

Interim Chief Executive Officer

INFORMATION CIRCULAR

FOR THE ANNUAL AND SPECIAL MEETING OF
SHAREHOLDERS OF SALONA GLOBAL MEDICAL DEVICE CORPORATION

(this information is given as of July 7, 2023, except where otherwise indicated)

1. SOLICITATION OF PROXIES

This management information circular (the "Circular") and accompanying form of proxy are furnished in connection with the solicitation, by management of Salona Global Medical Device Corporation (the "Corporation"), of proxies to be used at the annual and special meeting of the holders (the "Shareholders") of common shares ("Common Shares") of the Corporation (the "Meeting") referred to in the accompanying Notice of Annual and Special Meeting (the "Notice") to be held on August 11, 2023, at the time and place and for the purposes set forth in the Notice. The solicitation will be made primarily by mail, but proxies may also be solicited personally or by telephone by directors and/or officers of the Corporation, or by the Corporation's transfer agent, Computershare Investor Services Inc. ("Computershare"), at nominal cost. The cost of solicitation by management will be borne by the Corporation. Pursuant to National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101"), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation material to the beneficial owners of the Common Shares. The cost of any such solicitation will be borne by the Corporation.

2. RECORD DATE

Shareholders of record at the close of business on July 5, 2023 are entitled to receive notice of and attend the Meeting virtually or by proxy and are entitled to one vote for each Common Share registered in the name of such Shareholder in respect of each matter to be voted upon at the Meeting.

3. APPOINTMENT OF PROXIES

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. Each Shareholder submitting a proxy has the right to appoint a person or company (who need not be a Shareholder), other than the persons named in the enclosed form of proxy, to represent such Shareholder at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting the name of such representative in the blank space provided in the enclosed form of proxy. All proxies must be executed by the Shareholder or his or her attorney duly authorized in writing or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized.

A proxy will not be valid for the Meeting or any adjournment or postponement thereof unless it is completed and delivered to Computershare no later than 11:00 a.m. (ET) on August 9, 2023 (or, if the Meeting is adjourned or postponed, 48 hours (Saturdays, Sundays and holidays excepted) prior to the time of holding the Meeting) in accordance with the delivery instructions below or delivered to the chairperson (the "Chairperson") of the board of directors of the Corporation (the "Board") on the day of the Meeting, prior to the commencement of the Meeting or any adjournment or postponement thereof. The time limit for deposit of proxies may be waived or extended by the Chairperson of the Meeting at his discretion, without notice.

A registered Shareholder may submit his/her/its proxy by mail/in person or over the internet in accordance with the instructions below. A non-registered Shareholder should follow the instructions included on the voting instruction form provided by his or her Intermediary (as defined below).

Voting Instructions for Registered Holders

A registered Shareholder may submit a proxy by (i) mailing a copy to Computershare Investor Services Inc., Attention: Proxy Department, 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, (ii) telephone by entering the 15 digit control number at 1 (866) 732-8683 (Canada and the U.S. only) or (312) 588-1290 (outside Canada and the U.S.), or (iii) online by entering the 15 digit control number at www.investorvote.com.

4. REVOCATION OF PROXIES

Proxies given by Shareholders for use at the Meeting may be revoked at any time prior to their use. Subject to compliance with the requirements described in the following paragraph, the giving of a proxy will not affect the right of a Shareholder to attend, and vote in person at, the Meeting.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or his/her attorney duly authorized in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized and deposited with Computershare, in a manner provided above under "Proxy and Voting Information - Appointment of Proxies", at any time up to and including 11:00 a.m. (ET) on August 9, 2023 (or, if the Meeting is adjourned or postponed, 48 hours (Saturdays, Sundays and holidays excepted) prior to the holding of the Meeting) or, with the Chairperson at the Meeting on the day of such meeting or any adjournment or postponement thereof, and upon any such deposit, the proxy is revoked.

5. NON-REGISTERED HOLDERS

Only registered Shareholders, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Common Shares beneficially owned by a non-registered Shareholder (a "Non-Registered Holder") are registered either (i) in the name of an intermediary (each, an "Intermediary" and collectively, the "Intermediaries") that the Non-Registered Holder deals with in respect of the Common Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans, or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the form of proxy and supplemental mailing card (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non- Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Intermediaries will generally use service companies (such as Broadridge Financial Solutions, Inc.) to forward the Meeting Materials to Non-Registered Holders. Generally, a Non-Registered Holder who has not waived the right to receive Meeting Materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on the type of form they receive:

(1) Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the Meeting Materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non- Registered Holder's behalf), but wishes to direct the voting of the Common Shares they beneficially own, the voting instruction form must be submitted by mail, telephone or over the internet in accordance with the directions on the form. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder; or

(2) Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the Meeting Materials, a form of proxy that has already been signed by the Intermediary (typically by facsimile, stamped signature) which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf) but wishes to direct the voting of the Common Shares they beneficially own, the Non-Registered Holder must complete the form of proxy and submit it to Odyssey as described above. If a Non- Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Non- Registered Holder's behalf), the Non-Registered Holder must strike out the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided.

In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries, including those regarding when and where the proxy or the voting instruction form is to be delivered.

A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

A Non-Registered Holder may fall into two categories - those who object to their identity being made known to the issuers of the securities which they own ("Objecting Beneficial Owners") and those who do not object to their identity being made known to the issuers of the securities which they own ("Non-Objecting Beneficial Owners"). Subject to the provisions of NI 54-101, issuers may request and obtain a list of their Non-Objecting Beneficial Owners from Intermediaries. Pursuant to NI 54-101, issuers may obtain and use the Non-Objecting Beneficial Owners list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to Non-Objecting Beneficial Owners. The Corporation is sending Meeting Materials directly to Non-Objecting Beneficial Owners; the Corporation uses and pays Intermediaries and agents to send the Meeting Materials.

These securityholder materials are being sent to both registered Shareholders and Non-Registered Holders. If you are a Non- Registered Holder, and the Corporation or its agent sent these materials directly to you, your name, address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding securities on your behalf. Please return your voting instruction form as specified in the request for voting instructions that was sent to you.

6. EXERCISE OF DISCRETION BY PROXIES

Common Shares represented by properly executed proxies in favour of the persons named in the enclosed form of proxy will be voted on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to the matters identified in the proxy, the Common Shares will be voted or withheld from voting in accordance with the specifications so made. Where Shareholders have properly executed proxies in favour of the persons named in the enclosed form of proxy and have not specified in the form of proxy the manner in which the named proxies are required to vote the Common Shares represented thereby, such shares will be voted in favour of the passing of the matters set forth in the Notice. If a Shareholder appoints a representative other than the persons designated in the form of proxy, the Corporation assumes no responsibility as to whether the representative so appointed will attend the Meeting on the day thereof or any adjournment or postponement thereof.

The enclosed form of proxy confers discretionary authority with respect to amendments or variations to the matters identified in the Notice and with respect to other matters that may properly come before the Meeting. At the date hereof, the management of the Corporation and the directors of the Corporation know of no such amendments, variations or other matters to come before the Meeting. However, if any other matters which at present are not known to the management of the Corporation and the directors of the Corporation should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies

Unless otherwise indicated in this Circular and in the form of proxy and Notice attached hereto, Shareholders shall mean registered Shareholders.

7. INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as described elsewhere in this Information Circular, management of the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of (a) any director or executive officer of the Corporation, (b) any proposed nominee for election as a director of the Corporation, and (c) any associates or affiliates of any of the persons or companies listed in (a) and (b), in any matter to be acted on at the Meeting.

8. VOTING SECURITIES AND PRINCIPAL HOLDERS

As at the date hereof, the Corporation had 56,423,091 Common Shares outstanding, representing the Corporation's only securities with respect to which a voting right may be exercised at the Meeting. Each Common Share carries the right to one vote at the Meeting. A quorum for the transaction of business at the Meeting is two shareholders, or one or more proxyholders representing two shareholders, or one shareholder and a proxyholder representing another shareholder, holding or representing not less than five percent (5%) of the issued and outstanding Common Shares enjoying voting rights at the Meeting.

To the knowledge of the directors and senior officers of the Corporation as at the date hereof, based on information provided on the System for Disclosure by Insiders (SEDI) and on information filed by third parties on the System for Electronic Document Analysis and Retrieval ("SEDAR"), no person or corporation beneficially owned, directly or indirectly, or exercised control or discretion over, voting securities of the Corporation carrying more than ten percent (10%) of the voting rights attached to any class of voting securities of the Corporation, other than the following:

Name	Number of Common Shares	Percentage of Common Shares
MM Asset Management Inc. on behalf of MMCAP International Inc. SPC	6,109,318(1)	10.8%(1)

Notes:

(1) In addition, MM Asset Management Inc. on behalf of MMCAP International Inc. SPC holds warrants exercisable for up to 3,944,301 Common Shares, representing 16.7% on a partially diluted basis.

9. BUSINESS OF THE MEETING

To the knowledge of the directors of the Corporation, the only matters to be brought before the Meeting are those set forth in the accompanying Notice of Meeting.

(i) Financial Statements

Pursuant to the Business Corporations Act (British Columbia) (the "BCBCA"), the directors of the Corporation will place before the shareholders at the Meeting the financial statements of the Corporation for the ten-month period ended December 31, 2022 and the year ended February 28, 2022, and the auditors' reports thereon, and the financial statements of the Corporation for the three months ended March 31, 2023 (unaudited).

(ii) Election of Directors

The Board presently consists of five directors. All of the current directors have been directors since the dates indicated below and four will be standing for re-election. The Board recommends that shareholders vote FOR the election of the five nominees of management listed in the following table.

Each director will hold office until his/her re-election or replacement at the next annual meeting of the shareholders unless he/she resigns his/her duties or his/her office becomes vacant following his/her death, dismissal or any other cause prior to such meeting.

Unless otherwise instructed, proxies and voting instructions given pursuant to this solicitation by the management of the Corporation will be voted for the election of the proposed nominees. If any proposed nominee is unable to serve as a director, the individuals named in the enclosed form of proxy reserve the right to nominate and vote for another nominee in their discretion.

Advance Notice Provisions

The Corporation's Articles provide for advance notice of nominations of directors of the Corporation which require that advance notice be provided to the Corporation in circumstances where nominations of persons for election to the Board are made by shareholders of the Corporation other than pursuant to: (i) a requisition of a meeting of shareholders made pursuant to the provisions of the BCBCA; or (ii) a shareholder proposal made pursuant to the provisions of the BCBCA. A copy of the Articles are available under the Corporation's profile on SEDAR at www.sedar.com.

Nominees to the Board of Directors

Name and Residence	Position and Office	Principal Occupation, Business or Employment(1)	Served as Director Since	Number of Common Shares over which Control or Direction is Exercised(1)
Leslie Cross(2)(3) Del Mar, California	Chairman of the Board	Consultant and director for private companies in the medical device space.	September 16, 2020	1,048,056(6)
Kenneth Kashkin, MD(2)(4) Sparta, New Jersey	Director	Pharmaceutical, Device and Diagnostic Executive, Biotech entrepreneur	September 16, 2020	47,470(7)
Kyle Wilks(2)(3)(4)(5) Huntington Beach, California	Director	President of Axiomworks, a medical device and M&A consultant.	September 16, 2020	114,914(8)
Lana Newishy(11) Miami, Florida	Executive Vice Chair of the Board	Consultant to the Corporation.	May 24, 2023	Nil(9)
Michael Seckler(12) Warren, New Jersey	Interim Chief Executive Officer	Interim Chief Executive Officer of the Corporation.	Nominee	Nil(10)

Notes:

(1) The information as to principal occupation, business or employment and shares beneficially owned or controlled is not within the knowledge of management of the Corporation and has been furnished by the respective individuals.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the CG&N Committee.

(5) Member of the F&A Committee.

(6) In addition, Mr. Cross holds stock options exercisable for up to 921,250 Common Shares and shares of a subsidiary of the Corporation which are exchangeable for 84,200 Class A shares which are convertible into Common Shares on a one-for-one basis, subject to certain terms and conditions.

(7) In addition, Dr. Kashkin holds stock options exercisable for up to 228,470 Common Shares.

(8) In addition, Mr. Wilks holds stock options exercisable for up to 794,800 Common Shares.

(9) In addition, Ms. Newishy holds stock options exercisable for up to 1,000,000 Common Shares.

(10) In addition, Mr. Seckler holds stock options exercisable for up to 250,000 Common Shares.

(11) Ms. Newishy, who has not previously been elected to the present term of office by a vote of securityholders at a meeting, has held the following principal occupations, businesses or employment within the five preceding years other than as noted above: Managing Director of strategy and transformation at a private consulting practice for Fortune 500 companies and executive in the Chief Supply Chain's Chief of Staff Office at The Estee Lauder Companies.

(12) Mr. Seckler, who has not previously been elected to the present term of office by a vote of securityholders at a meeting, has held the following principal occupations, businesses or employment within the five preceding years other than as noted above: Chief Operating Officer, Senior Vice President Operations of Ferene, a company affiliated with Ferring International Center, SA, and Vice President Global Marketing and Communications at Ferring.

Corporate Cease Trade Orders or Bankruptcies

None of the proposed directors of the Corporation is, as at the date hereof, or has been, within the previous 10 years, a director, chief executive officer or chief financial officer of any company (including the Corporation) that, (i) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

None of the proposed directors of the Corporation is, as at the date hereof, or has been, within the previous 10 years, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

None of the proposed directors of the Corporation has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Personal Bankruptcies

None of the proposed directors of the Corporation has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

(iii) Appointment of Auditor

Unless otherwise instructed, the persons named in the enclosed proxy or voting instruction form intend to vote such proxy or voting instruction form in favour of the re-appointment of SRCO Professional Corporation, as auditors of the Corporation to hold office until the next annual meeting of shareholders and the authorization of the directors of the Corporation to fix their remuneration.

The directors of the Corporation recommend that shareholders vote in favour of the appointment of SRCO Professional Corporation, and the authorization of the directors of the Corporation to fix their remuneration. To be adopted, this resolution is required to be passed by the affirmative vote of a majority of the votes cast at the Meeting.

(iv) Equity Incentive Plan

The Corporation has an amended and restated twenty percent (20%) fixed number stock option plan (the "Option Plan"), which was approved by shareholders on March 11, 2021 and became effective on May 21, 2021, reserving 8,935,509 Common Shares (20% of the issued and outstanding Common Shares on such date). As at the date hereof, there are 7,508,108 Common Shares reserved for issuance under the Option Plan (or its predecessors plans).

On July 7, 2023, the directors of the Corporation approved the 2023 Equity Incentive Plan of the Corporation (the "2023 Equity Incentive Plan") to be effective upon approval of the shareholders at the Meeting, or any adjournment or postponement thereof (the "Effective Date"), pursuant to which it is able to issue share-based long-term incentives. The 2023 Equity Incentive Plan is intended to replace the Option Plan and its predecessors plans (collectively, the "Predecessors Plans"). If the shareholders approve the 2023 Equity Incentive Plan, it will become effective on the Effective Date and no further awards will be granted under the Option Plan. If the shareholders do not approve the 2023 Equity Incentive Plan at the Meeting, the Corporation will continue to grant awards under the Option Plan.

All directors, officers, employees, management company employees and consultants of the Corporation and/or its affiliates ("Participants") are eligible to receive Awards (defined below) under the 2023 Equity Incentive Plan, subject to the terms of the 2023 Equity Incentive Plan. Awards include Common Share purchase options ("Options"), stock appreciation rights ("Stock Appreciation Rights"), restricted share awards ("Restricted Share Awards"), Restricted Share Units ("RSUs"), performance shares ("Performance Shares"), performance units ("Performance Units"), cash-based awards ("Cash-Based Awards") and other share-based awards (collectively, the "Awards"), under the 2023 Equity Incentive Plan, although the Corporation may not issue certain Restricted Share Awards or other share-based awards without the prior approval of the TSX Venture Exchange (the "Exchange"). A copy of the 2023 Equity Incentive Plan is attached as Schedule "A" to this Circular.

The Corporation's current compensation program, described elsewhere in this Circular (see "Executive Compensation") provides total compensation for employees in various roles that is comprised of base salary (fixed cash amount), short-term performance incentives (variable cash bonuses) and lastly, long-term "at risk" equity-based incentives (stock options, RSUs and DSUs (defined below)) that align employees' interests with those of shareholders. The use of equity-based compensation as part of a competitive total compensation package for employees in certain roles also allows the Corporation to offer lower base salaries, thereby lowering its fixed cash compensation costs. With a view to extending the cash resources that the Corporation has available, it is important for the Corporation to be prudent in the management of its fixed cash expenses across all areas of operations, including in the area of employee compensation.

Purpose of the 2023 Equity Incentive Plan

The 2023 Equity Incentive Plan serves several purposes for the Corporation. One purpose is to advance the interests of the Corporation by developing the interests of Participants in the growth and development of the Corporation by providing such persons with the opportunity to acquire a proprietary interest in the Corporation. All Participants are considered eligible to be selected to receive an Award under the 2023 Equity Incentive Plan. Another purpose is to attract and retain key talent and valuable personnel, who are necessary to the Corporation's success and reputation, with a competitive compensation mechanism. Finally, the 2023 Equity Incentive Plan will align the interests of Participants with those of shareholders by devising a compensation mechanism which encourages the prudent maximization of distributions to shareholders and long-term growth.

With shareholder approval of the 2023 Equity Incentive Plan, the main components of the Corporation's compensation program will be as follows: (i) base salary (fixed cash amount), (ii) short-term performance incentives (variable cash bonuses), and (iii) a broad range of long-term "at risk" equity-based incentives under the 2023 Equity Incentive Plan.

The 2023 Equity Incentive Plan is administered by the Board or, if applicable, a committee of the Board.

2023 Equity Incentive Plan Maximum and Limits

If the Corporation's shareholders approve the 2023 Equity Incentive Plan, on the Effective Date no future awards or grants will be made under the Option Plan, and the Common Shares that have not been settled or awarded under the Predecessor Plans on the Effective Date shall be available for Awards and issuance under the 2023 Equity Incentive Plan.

For greater certainty, the maximum number of Common Shares that may be available and reserved for issuance pursuant to Awards, at any time, under the 2023 Equity Incentive Plan, together with any other security based compensation arrangements adopted by the Corporation, including the Predecessor Plans, shall not exceed twenty percent (20%) of the issued and outstanding Common Shares on the Effective Date. As of the date of this Circular, such twenty percent (20%) amount is 11,208,470 Common Shares, and in the event all of the convertible securities and contractual obligations of the Corporation are closed/exercised/converted after the date hereof and on or before the Effective Date, such twenty percent (20%) amount could be a maximum of 17,905,805 Common Shares (assuming exercise of currently outstanding warrants, broker warrants and stock options and conversion of currently issued and outstanding Class A shares of the Corporation (which are convertible into Common Shares on a one-for-one basis, subject to certain terms and conditions) but excluding any Class A shares issuable pursuant to the exchange of securities held by sellers of businesses previously acquired by the Corporation.

Common Shares underlying outstanding Awards that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the 2023 Equity Incentive Plan. Also, any Common Shares forfeited, cancelled or otherwise not issued for any reason under the awards pursuant to the existing Option Plan, shall be available for grants under the 2023 Equity Incentive Plan. Any awards outstanding under the Option Plan shall remain subject to the terms of those awards and plans.

Awards that by their terms are to be settled solely in cash shall not be counted against the maximum number of Common Shares available for the issuance of Awards under the 2023 Equity Incentive Plan.

No Awards, other than Options, may vest before the date that is one year following the date it is granted or issued, although the vesting required of any such Awards may be accelerated for a Participant who dies or who ceases to be an eligible Participant under the 2023 Equity Incentive Plan in connection with a Change in Control (as such term is defined in the 2023 Equity Incentive Plan), take-over bid, reverse takeover or other similar transaction.

The number of Common Shares issuable to insiders, at any time, under all security based compensation arrangements of the Corporation, may not exceed ten percent (10%) of the Corporation's issued and outstanding Common Shares as at the date of the grant or issuance; and the number of Common Shares issued to insiders within any one-year period, under all security based compensation arrangements of the Corporation, may not exceed ten percent (10%) of the Corporation's issued and outstanding Common Shares. The maximum aggregate number of Common Shares that are issuable pursuant to Awards issued or granted, as applicable, to any one Participant under the 2023 Equity Incentive Plan, together with all other share based compensation, granted or issued in any 12 month period to any one Participant must not exceed five percent (5%) of the Common Shares, calculated as at the date any Award is granted or issued to the Participant (unless the Corporation has obtained the requisite disinterested shareholder approval). The aggregate number of Options which may be granted to any one Participant that is a consultant of the Corporation in any 12 month period must not exceed two percent (2%) of the issued Common Shares of the Corporation calculated at the first such grant date. In addition, the aggregate number of Options granted to all persons retained to provide investor relations activities must not exceed two percent (2%) of the issued Common Shares of the Corporation in any 12 month period calculated at the first such grant date (and including any Participant that performs investor relations activities and/or whose role or duties primarily consist of investor relations activities) and any such Options granted to any person retained to provide investor relations activities must vest in a period of not less than 12 months from the date of grant of the Award and with no more than twenty-five percent (25%) of the Options vesting in any three month period notwithstanding any other provision of the 2023 Equity Incentive Plan.

The amount of Awards granted to a non-employee director, within a calendar year period, pursuant to the 2023 Equity Incentive Plan shall not exceed US$750,000 in value of the aggregate of Common Share and cash Awards. Except as set out herein, the 2023 Equity Incentive Plan does not otherwise provide for a maximum number of Common Shares which may be issued to an individual pursuant to the 2023 Equity Incentive Plan and any other share compensation arrangement (expressed as a percentage or otherwise).

Cessation of Service and Transferability

The Board may provide the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide service to the Corporation or any affiliate prior to the end of a performance period or exercise or settlement of such Award. Any Awards granted must expire within a reasonable period, not exceeding 12 months, following the date a Participant ceases to be an eligible Participant under the 2023 Equity Incentive Plan.

Subject to limited exceptions in the 2023 Equity Incentive Plan for certain Awards, an Award may be assignable or transferable by a Participant only by will or by the laws of descent and distribution following the death of the Participant.

Adjustments and Change in Control

In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Corporation, appropriate adjustments shall, subject to the prior acceptance of the Exchange other than in respect of a stock split or reverse stock split, be made in the number and class of Common Shares subject to the 2023 Equity Incentive Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards.

In the event of a Change in Control, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any Participant, and subject to the prior acceptance of the Exchange, either assume or continue outstanding awards or substitute substantially equivalent awards for its shares. If so determined by the Board, share-based Awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a shareholder would receive as a result of the Change in Control. Any awards that are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.

Subject to the restrictions of Section 409A of the United States Internal Revenue Code (the "Code"), the Board may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

The 2023 Equity Incentive Plan also authorizes the Board in its discretion and without the consent of any Participant, to cancel each or any award denominated in shares upon a Change in Control in exchange for a payment to the Participant with respect each vested share (and each unvested share if so determined) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per common share in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.

Subject to the restrictions of Section 409A of the Code, the Board may provide for the acceleration of vesting or settlement of any or all outstanding awards in connection with a Change in Control upon such conditions, including termination of the Participant's service prior to, upon, or following the Change in Control, and to such extent as the Board determines.

Amendment Provision

The Board may amend, suspend or terminate the 2023 Equity Incentive Plan at any time. However, without the approval of the Corporation's shareholders and, if required pursuant to Policy 4.4 - Incentive Stock Options ("Policy 4.4") of the Exchange as amended from time to time, the acceptance of the Exchange, there shall be (a) no increase in the maximum aggregate number of Common Shares that may be issued under the 2023 Equity Incentive Plan, subject to certain exceptions as set out in the 2023 Equity Incentive Plan, (b) no change in the class of persons eligible to receive Awards, (c) the limits on the amount of Awards that may be granted to any one person or any category of Participant; (d) the method of determining the exercise price of Options; (e) the maximum term of Options; (f) the expiry and termination provisions applicable to Options; and (g) no other amendment of the 2023 Equity Incentive Plan that would require approval of the Corporation's shareholders under any applicable law, including the rules of any stock exchange or quotation system upon which the Common Shares may then be listed or quoted. In addition, without the approval of the Corporation's disinterested shareholders, (a) the exercise price of an Option shall not be reduced, and (b) the term of an Option held by an insider at the time of the proposed amendment shall not be extended. Notwithstanding the foregoing, the following types of amendments will not be subject to shareholder approval: (a) amendments to fix typographical errors; and (b) amendments to clarify existing provisions of the 2023 Equity Incentive Plan that do not have the effect of altering the scope, nature and intent of such provisions. No amendment, suspension or termination of the 2023 Equity Incentive Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the 2023 Equity Incentive Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant.

Notwithstanding any other provision of the 2023 Equity Incentive Plan or any Award agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award agreement to any present or future applicable law, including, but not limited to, Section 409A of the Code.

Dividends

Any dividends or dividend equivalents payable in connection with a full value award will be subject to the same restrictions as the underlying award and will not be paid until and unless such award vests. Participants holding Restricted Share Awards will have the right to vote the Common Shares and to receive any dividends or other distributions paid in cash or Common Shares, subject to the same vesting conditions as the original Award. For clarity, during any period in which shares acquired pursuant to a Restricted Share Award remain subject to vesting conditions, the Participant shall not have the right to exercise any voting rights in respect of such Restricted Share Award. In the event that there are not a sufficient number of Common Shares reserved for issuance under the 2023 Equity Incentive Plan to satisfy any dividends in respect of any applicable Awards, the Corporation shall be permitted to satisfy any such dividends in cash.

Participants have no rights to receive cash dividends with respect to RSUs until Common Shares are issued in settlement of such Awards. However, the Board may grant RSUs that entitle their holders to dividend equivalent rights consistent with the requirements of Policy 4.4, which are rights to receive cash or additional RSUs whose value is equal to any cash dividends the Corporation pays. Dividend equivalent rights will be subject to the same vesting conditions and settlement terms as the original Award. In its discretion, the Board may provide for a Participant awarded Performance Shares to receive dividend equivalent rights with respect to cash dividends paid on the Common Shares to the extent that the Performance Shares become vested. The Board may grant dividend equivalent rights with respect to other share-based Awards that will be subject to the same vesting conditions and settlement terms as the original Award.

Options

The 2023 Equity Incentive Plan will replace the Option Plan. On the Effective Date, once the 2023 Equity Incentive Plan is approved, no further stock options will be granted under the Option Plan and all outstanding stock options will continue to be governed by the applicable Predecessor Plan, while new Options to be granted will be governed by the 2023 Equity Incentive Plan. Options under the 2023 Equity Incentive Plan include Nonstatutory Stock Options (as defined in the 2023 Equity Incentive Plan) and Incentive Stock Options. In no case may a Canadian Participant be issued Incentive Stock Options.

The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value (as defined in the 2023 Equity Incentive Plan) of a Common Share on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner (as defined in the 2023 Equity Incentive Plan) shall have an exercise price per share less than one hundred ten percent (100%) of the Fair Market Value of a Common Share on the effective date of grant of the Option. With the approval of the Board, a Participant may elect to exercise an Option, in whole or in part, on a 'cashless exercise' ("Cashless Exercise") basis or a 'net exercise' ("Net Exercise") basis. In connection with a Cashless Exercise of Options, a brokerage firm will loan money to a Participant to purchase Common Shares underlying the Options and will sell a sufficient number of Common Shares to cover the exercise price of the Options in order to repay the loan made to the Participant and the Participant retains the balance of the Common Shares. In connection with a Net Exercise of Options, a Participant would receive Common Shares equal in value to the difference between the Option price and the fair market value of the Common Shares on the date of exercise, computed in accordance with the 2023 Equity Incentive Plan.

The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant thereof, subject to certain limited exceptions. Notwithstanding the foregoing, should the expiration date for an Option held by a Participant who is a resident of Canada fall within a Black-Out Period (as defined in the 2023 Equity Incentive Plan), such expiration date shall be automatically extended without any further act or formality to that date which is the 10th business day after the end of the Black-Out Period, provided neither the Participant nor the Corporation is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Corporation's securities.

Unless the Board decides otherwise, Options granted under 2023 Equity Incentive Plan will expire at the earliest of: (i) the expiry date; (ii) one year (or such period not less than six months and or more than one year) after termination due to disability of the Participant or after the Participant's death; (iii) in the case of a termination for cause, immediately upon such termination of service or act; and (iv) 30 days after termination without cause or termination for any other reason.

Incentive Stock Options may only be granted to employees. To the extent Options designated as Incentive Stock Options become exercisable for the first time during any calendar year for Common Shares having an aggregate Fair Market Value greater than US$100,000, the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. Incentive Stock Options are subject to additional requirements and restrictions as provided in the 2023 Equity Incentive Plan and as required by the Code.

Stock Appreciation Rights

The Board may grant Stock Appreciation Rights either in tandem with a related option (a "Tandem SAR") or independently of any option (a "Freestanding SAR"). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for Common Shares or the surrender of the option and the exercise of the related Stock Appreciation Right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The exercise price for each Stock Appreciation Right shall be established in the discretion of the Board; provided, however, that the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option, and the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a Common Share on the effective date of grant of the Stock Appreciation Right.

Upon the exercise of any Stock Appreciation Right, the Participant is entitled to receive an amount equal to the excess of the Fair Market Value of the underlying Common Shares as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in Common Shares whose Fair Market Value on the exercise date equals the payment amount. At the Board's discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or Common Shares. The maximum term of any Stock Appreciation Right granted under the 2023 Equity Incentive Plan is ten years.

Stock Appreciation Rights are generally nontransferable by the Participant other than by will or by the laws of descent and distribution, and are generally exercisable during the Participant's lifetime only by the participant. If permitted by the Board, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Board. Other terms of Stock Appreciation Rights are generally similar to the terms of comparable Options.

Other Stock-Based Awards

Under the 2023 Equity Incentive Plan, the Board may, subject to the prior approval of the Exchange in certain instances, grant other stock-based Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Common Shares, as deemed by the Board to be consistent with the purposes of the 2023 Equity Incentive Plan and the goals of the Corporation, including, without limitation, RSUs, Stock Appreciation Rights, and phantom awards. Stock Appreciation Rights are subject to the same requirements as Nonstatutory Options.

Other stock-based Awards may be settled in Common Shares, cash or a combination thereof. Performance Shares and/or Performance Units (each, a "Performance Award") may be granted by the Board in its sole discretion awarding cash or Common Shares (including Restricted Stock) or a combination thereof based upon the achievement of goals as determined by the Compensation Committee. Types of other stock-based Awards or Performance Awards include, without limitation, purchase rights, phantom stock, Stock Appreciation Rights, RSUs (which, for clarity, may not be settled in cash with a Canadian Participant), performance units, Restricted Stock or Common Shares subject to performance goals, Common Shares awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures related to Common Shares, other rights convertible into Common Shares, Awards valued by reference to the value of Common Shares or the performance of the Corporation or a specified subsidiary, affiliate division or department, Awards based upon performance goals established by the Board and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Corporation or any subsidiary.

In its discretion, the Board may specify such criteria, periods or performance goals for vesting in the foregoing stock based Awards or Performance Awards and/or payment thereof to Participants as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Board. All terms and conditions of such stock-based Awards and Performance Awards shall be determined by the Board and set forth in the applicable Award agreement and shall be in compliance with Policy 4.4.

Restricted Share Awards

The 2023 Equity Incentive Plan, if approved, will provide the Board with additional equity-based compensation alternatives in the form of Restricted Share Awards, subject to the Exchange in certain instances. The Board may grant restricted share awards under the 2023 Equity Incentive Plan either in the form of a restricted share purchase right, giving a participant an immediate right to purchase Common Shares, or in the form of a restricted share bonus, in which Common Shares are issued in consideration for services to the Corporation rendered by the Participant. The Board determines the purchase price payable under Restricted Share Awards, which may be less than the then current Fair Market Value of the Common Shares but not less than the Discounted Market Price (as defined in the 2023 Equity Incentive Plan). Restricted Share Awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals. Common Shares acquired pursuant to a Restricted Share Award may not be transferred by the Participant, nor shall the Participant exercise voting rights in respect of such Common Shares, in each case until vested. Unless otherwise provided by the Board, a Participant will forfeit any restricted shares as to which the vesting restrictions have not lapsed prior to the Participant's termination of service. Furthermore, any RSUs that remain subject to vesting conditions on the date which is twelve (12) months following termination for any reason shall automatically expire and be of no further force or effect. Participants holding restricted shares will have the right to vote the shares and to receive any dividends or other distributions paid in cash or shares, subject to the same vesting conditions as the original Award. In the event that there are not a sufficient number of Common Shares reserved for issuance under the 2023 Equity Incentive Plan to satisfy any dividends in respect of such Restricted Share Awards, the Corporation shall be permitted to satisfy any such dividends in cash.

Restricted Share Units

The Board may grant RSUs under the 2023 Equity Incentive Plan, which represent rights to receive Common Shares on a future date determined in accordance with the Participant's award agreement. No monetary payment is required for receipt of RSUs or the Common Shares issued in settlement of the award, the consideration for which is furnished in the form of the Participant's services to the Corporation. The Board may grant RSU awards subject to the attainment of one or more performance goals similar to those described below in connection with Performance Awards, or may make the awards subject to vesting conditions similar to those applicable to restricted share awards. RSUs may not be transferred by the Participant. RSUs may be settled in cash, Common Shares or any combination of these. RSUs granted to a Participant who is a resident of Canada for the purposes of the Income Tax Act (Canada) must be settled no later than later than December 15th of the third calendar year following the year in which the Participant rendered services resulting in the granting of such RSUs.

Unless otherwise provided by the Board, a Participant will forfeit any RSUs which have not vested prior to the Participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to RSU awards until Common Shares are issued in settlement of such awards. However, the Board may grant RSUs that entitle their holders to dividend equivalent rights consistent with the requirements of Policy 4.4, which are rights to receive cash or additional restricted share units whose value is equal to any cash dividends the Corporation pays. Dividend equivalent rights will be subject to the same vesting conditions and settlement terms as the original award. In the event that there are not a sufficient number of Common Shares reserved for issuance under the 2023 Equity Incentive Plan to satisfy any dividend equivalent rights in respect of such RSUs, the Corporation shall be permitted to satisfy any such dividends in cash.

Performance Awards

The Board may grant Performance Awards subject to such conditions and the attainment of such performance goals over such periods as the Board determines in writing and sets forth in a written agreement between the Corporation and the Participant. These awards may be designated as Performance Shares or Performance Units, which consist of unfunded bookkeeping entries generally having initial values equal to the Fair Market Value determined on the grant date of a Common Shares in the case of Performance Shares and a monetary value established by the Board at the time of grant in the case of Performance Units. Performance Awards will specify a predetermined amount of Performance Shares or Performance Units that may be earned by the Participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, Performance Awards may be settled in cash, Common Shares (including restricted shares that are subject to additional vesting) or any combination of these. Performance Awards granted to a Participant who is a resident of Canada for the purposes of the Income

Tax Act (Canada) must be settled no later than December 15th of the third calendar year following the year in which the Participant rendered services resulting in the vesting of such Performance Award.

Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Corporation and each subsidiary corporation consolidated with the Corporation for financial reporting purposes, or such division or business unit of the Corporation as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures (or any other metric or goals the Board may determine): revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; share price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; total shareholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project, completion of a joint venture or other corporate transaction, and personal performance objectives established for an individual Participant or group of Participants.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with the Corporation's financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Board, but prior to the accrual or payment of any Performance Award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a Performance Award.

Following completion of the applicable performance period, the Board will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the Participant. The Board may make positive or negative adjustments to Performance Award payments to reflect an individual's job performance or other factors determined by the Board. In its discretion, the Board may provide for a Participant awarded Performance Shares to receive dividend equivalent rights with respect to cash dividends paid on the Common Shares to the extent that the Performance Shares become vested. The Board may provide for Performance Award payments in lump sums or installments.

Unless otherwise provided by the Board, if a Participant's service terminates due to the Participant's death or disability prior to completion of the applicable performance period, the final award value will be made no later than the earlier of (i) ten (10) business days after the end of the performance period, and (ii) the date which is twelve (12) months following the date of termination, on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the Participant's service during the performance period. The Board may provide similar treatment for a Participant whose service is involuntarily terminated. If a Participant's service terminates prior to completion of the applicable performance period for any other reason, the 2023 Equity Incentive Plan provides that the Performance Award will be forfeited. No Performance Award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Share-Based Awards

The Board may grant Cash-Based Awards or other share-based Awards in such amounts and subject to such terms and conditions as the Board determines. Cash-Based Awards will specify a monetary payment or range of payments, while other share-based Awards will specify a number of shares or units based on shares or other equity-related Awards. Such Awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of Awards may be in cash or Common Shares, as determined by the Board. A Participant will have no voting rights with respect to any such Award unless and until shares are issued pursuant to the Award, and in any case not within the first twelve (12) months following the grant date. The Board may grant dividend equivalent rights with respect to other share-based Awards that will be subject to the same vesting conditions and settlement terms as the original Award. The effect on such Awards of the Participant's termination of service will be determined by the Board and set forth in the Participant's Award agreement.

Shareholder Approval

The 2023 Equity Incentive Plan is authorized by the Board to be effective on the Effective Date, subject to the approval of the shareholders at the Meeting. The 2023 Equity Incentive Plan will continue until the earlier of termination by the Board or 10 years from the Effective Date. The 2023 Equity Incentive Plan is also subject to approval by the Exchange.

Accordingly, at the Meeting, shareholders are being asked to consider and, if thought advisable, approve an ordinary resolution in the following form:

"BE IT RESOLVED THAT:

(1) the 2023 Equity incentive plan of the Corporation (the "2023 Equity Incentive Plan"), substantially in the form attached at Schedule "A" to the Information Circular of the Corporation dated July 7, 2023, be and the same is hereby ratified, confirmed and approved;

(2) the form of the 2023 Equity Incentive Plan may be amended in order to satisfy the requirements or requests of any regulatory authority or stock exchange without requiring further approval of the shareholders of the Corporation;

(3) the shareholders of the Corporation hereby expressly authorize the board of directors of the Corporation, in its discretion, to revoke this resolution before it is acted upon without requiring further approval of the shareholders in that regard; and

(4) any one director or officer of the Corporation be and is hereby authorized and directed to do all such things and to execute and deliver all documents and instruments as may be necessary or desirable to carry out the terms of this resolution."

In order to be passed, the above ordinary resolution must be approved by a majority of the aggregate votes cast by the holders of Common Shares at the Meeting. Unless otherwise instructed, the persons named in the enclosed proxy or voting instruction form intend to vote such proxy or voting instruction form in favour of the approval of the 2023 Equity Incentive Plan. The directors of the Corporation recommend that shareholders vote in favour of the approval of the 2023 Equity Incentive Plan. To be adopted, this resolution is required to be passed by the affirmative vote of a majority of the votes cast at the Meeting.

10. CORPORATE GOVERNANCE DISCLOSURE

Set forth below is a description of the Corporation's current corporate governance practices, as prescribed by Form 58-101F2, which is attached to National Instrument 58-101 - Disclosure of Corporate Governance Practices ("NI 58-101"):

Board of Directors

The directors have determined that (i) Kenneth Kashkin, MD, and Kyle Wilks, current and prospective members of the Board, are independent as such term is defined in NI 58-101, (ii) Leslie Cross, a current and prospective member of the Board, and Michael Seckler, a prospective member of the Board, are not independent as such term is defined in NI 58-101, as they are current or former executive officers (as such term is defined in National Instrument 51-102 - Continuous Disclosure Obligations ("NI 51-102")) of the Corporation, and (iii) Lana Newishy, a current and prospective member of the Board, is not independent as such term is defined in NI 58-101, as she is a consultant to the Corporation receiving more than $75,000 in direct compensation from the Corporation.

The Board has traditionally been comprised of only three or four members, accordingly, other than meetings held quarterly related to the approval and filing of quarterly financial statements, the Board and the independent directors engage on a regular basis on a more informal basis.

Directorships

None of the directors or prospective directors of the Corporation are presently directors of other issuers that are reporting issuers (or the equivalent).

Board Mandate

The Board does not have a written mandate, however it operates through the leadership of a Chair (Leslie Cross) and Vice-Chair (Lana Newishy) and four (4) committees of the Board.

Position Descriptions

The Board has not adopted a written description for the Chair and Vice-Chair of the Board and the Chair of each Board committee. The Chair of the Board, with advice from the Vice-Chair, is responsible for the administration, development and efficient operation of the Board. The Chair, with advice from the Vice-Chair, assists in overseeing the operational aspects involved in managing the Corporation. In addition, the Chair ensures that the Board adequately discharges its mandate and that the Board's responsibilities and lines of delineation between the Board and management are well understood by the directors. The Chair of each committee is to manage efficiently his or her respective committee. Each committee Chair must ensure that the committee adequately discharges its mandate pursuant to its charter.

The Board has not developed a written position description for the Chief Executive Officer. The Board expects the (interim) Chief Executive Officer and the Corporation's senior management team to be responsible for the management of the Corporation's strategic and operational agenda and for the execution of the decisions of the Board and its committees.

Orientation and Continuing Education

While the Corporation does not currently have a formal orientation and education program for new members of the Board, the Corporation provides such orientation and education on an ad hoc and informal basis. The CG&N Committee is responsible for coordinating the continuing education programs for directors in order to maintain or enhance their skills and abilities as directors, as well as ensuring that their knowledge and understanding of the Corporation and its business remains current.

Directors are encouraged to communicate with management, auditors and technical consultants; and to keep themselves current with industry trends and developments and changes in legislation with management's assistance. Directors have full access to the Corporation's records.

Ethical Business Conduct

The directors' maintain that the Corporation must conduct and be seen to conduct its business dealings in accordance with all applicable Laws and the highest ethical standards. The Corporation's reputation for honesty and integrity amongst its Shareholders and other stakeholders is key to the success of its business. No employee or director will be permitted to achieve results through violation of laws or regulations, or through unscrupulous dealings.

Any director with a conflict of interest or who is capable of being perceived as being in conflict of interest with respect to the Corporation must abstain from discussion and voting by the Board or any committee of the Board on any motion to recommend or approve the relevant agreement or transaction. The Board must comply with conflict of interest provisions of the BCBCA.

Nomination of Directors

Both the directors and management are responsible for selecting nominees for election to the Board. At present, there is no formal process established to identify new candidates for nomination. The Board and management determine the requirements for skills and experience needed on the Board from time to time.

The CG&N Committee is currently responsible for identifying candidates for election to the Board. For further information regarding the Board nomination procedures under the Corporation's Articles see "Election of Directors".

The CG&N Committee is responsible for periodically reviewing the size of the Board, with a view to determining the impact of the number of directors on the effectiveness of the Board, and identifying potential nominees to the Board, reviewing their qualifications and experience, determining their independence as required under all applicable corporate and securities laws, and recommending to the Board the nominees for consideration by, and presentation to, the Shareholders at the Corporation's next annual meeting of Shareholders. In making its recommendations, the CG&N Committee considers the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, the competencies and skills that the Board considers each existing director to possess, as well as the competencies and skills each new nominee will bring to the boardroom. The CG&N Committee also considers the amount of time and resources that nominees have available to fulfill their duties as Board members or committee members, as applicable.

The CG&N Committee expects that new nominees have a track record in general business management, special expertise in an area of strategic interest to the Corporation, the ability to devote the time required, support for the Corporation's business objectives and a willingness to serve.

The CG&N Committee is also responsible for periodically examining and making recommendations to the Board in relation to mechanisms of Board renewal. The Corporation currently does not have any policies imposing a term or retirement age limit in connection with individuals nominated for election as directors, as the CG&N Committee and the Board believe that such arbitrary limits are not in the best interests of the Corporation or its Shareholders. It is the Board's intention to strive to achieve a balance between the desirability to have a depth of institutional experience from its members on the one hand, and the need for renewal and new perspectives on the other hand.

Corporate Governance and Nominating Committee

The CG&N Committee is a standing committee appointed by the Board. The members of the CG&N Committee are: Kyle Wilks (Chair) and Kenneth Kashkin, MD, both of whom are independent, as such term is defined in NI 52-110.

The CG&N Committee will act on behalf of and subject to the direction of the Board in all matters pertaining to corporate governance issues, new director nominees, as well as the size and composition of the Board and Board committees. The CG&N Committee is responsible for: developing and enforcing policy in the area of corporate governance and the practices of the Board in light of the Corporation's particular circumstances, the changing needs of investors and the Corporation, and changes in corporate governance guidelines; preparing and recommending to the Board annually a statement of corporate governance practices to be included in the Corporation's information circular and ensure that such disclosure is complete and provided in accordance with the regulatory requirements; monitoring developments in the area of corporate governance and the practices of the Board and advising the Board accordingly; developing, implementing and maintaining appropriate policies with respect to disclosure, confidentiality and insider trading; adopting a process for determining what competencies and skills the Board as a whole should have, and applying this result to the recruitment process for new directors; in consultation with the Chair of the Board and the (interim) Chief Executive Officer, identifying individuals qualified to become new Board members and recommend to the Board the new director nominees for the next annual meeting of shareholders; recognizing that shareholding by directors is appropriate in aligning director and shareholder interests; annually reviewing credentials of existing Board members to assess suitability for re-election; establishing procedures for, and approving and ensuring provision of, an appropriate orientation and education program for new recruits to the Board and continuing education for Board members; considering and, if thought fit (and after obtaining the consent of the Chair of the Board, which consent may not be unreasonably withheld), approving requests from individual directors for an engagement of special outside advisors at the expense of the Corporation; and reviewing, on a periodic basis, the size and composition of the Board and Board committees and make appropriate recommendations to the Board.

Compensation Committee

The members of the Compensation Committee are: Kyle Wilks (Chairman) and Leslie Cross. Kyle Wilks is independent, as such term is defined in NI 52-110.

The Board has adopted a written charter for the Compensation Committee setting out its responsibilities for compensation matters. The Compensation Committee was established on September 16, 2020. It is responsible for administrating the Corporation's executive compensation program, which, prior to its establishment, was previously administered by the Board.

The Compensation Committee assists the Board in discharging the directors' oversight responsibilities relating to the compensation and retention of key senior management employees, and in particular the Chief Executive Officer. In determining the total compensation of any member of senior management, the Compensation Committee will consider all elements of compensation in total rather than one element in isolation. The Compensation Committee is also responsible for examining the competitive positioning of total compensation and the mix of fixed, incentive and share-based compensation.

Pursuant to the Charter of the Compensation Committee, the Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to: setting policies for senior officers' remuneration; reviewing and approving and then recommending to the Board salary, bonus, and other benefits, direct or indirect, and any change-of-control packages of the Chief Executive Officer; considering the recommendations of the Chief Executive Officer and setting the terms and conditions of employment including, approving the salary, bonus, and other benefits, direct or indirect, and any change-of-control packages, of the key executives of the Corporation; undertaking an annual review of the Chief Executive Officer goals for the coming year and reviewing progress in achieving those goals; reviewing compensation of the Board on at least an annual basis; overseeing the administration of the Corporation's compensation plans, including stock option plans, compensation plans for outside directors, and such other compensation plans or structures as are adopted by the Corporation from time to time; reviewing and approving executive compensation disclosure to be made in the proxy circular prepared in connection with each annual meeting of shareholders of the Corporation; and undertaking on behalf of the Board such other compensation initiatives as may be necessary or desirable to contribute to the success of the Corporation and enhance shareholder value.

F&A Committee

The current sole member of the F&A Committee is Kyle Wilks (Chairman) who is independent, as such term is defined in NI 52-

110. The Board has adopted a written charter for the F&A Committee setting out its responsibilities.

The F&A Committee assists the Board in discharging its oversight responsibilities relating to the evaluation and acquisition of companies, debt financings, and equity financings. The F&A Committee assists the Board in fulfilling its oversight responsibilities by, among other things, evaluating the due diligence materials and business opportunities presented by proposed acquisitions, including pricing and all related terms and deal costs, evaluating the terms, value and timing of equity raises, evaluating the terms, value and timing of debt raises, undertaking an annual review of the capital needs of the Corporation, and providing evaluations and recommendations in respect of the foregoing to the Board.

The F&A Committee makes recommendations to the Board as to whether an acquisition is appropriate for the Corporation as well as the terms upon which a target should be acquired. In addition, the F&A Committee from time to time assesses the capital needs of the Corporation in regards to its operations, proposed acquisitions and other capital needs. Based on these assessments, the F&A Committee makes recommendations to the board on whether the fundraising process should begin and the form thereof.

Assessments

The CG&N Committee, in consultation with the Chair of the Board, is responsible for ensuring that an appropriate system is in place to evaluate the effectiveness of the Board, the Board committees and individual directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties and working effectively together as a unit.

The CG&N Committee informally monitors director performance throughout the year (noting particularly any directors who have had a change in their primary job responsibilities or who have assumed additional directorships since their last assessment) to ensure that the Board, the Board committees and individual directors are performing effectively. From time to time the CG&N Committee may also choose to complete a formal assessment process consisting of completion of a written survey by each member of the Board, on request, conducting one-on-one discussions in order to assess such matters as the composition of the Board, the conduct of and agendas for meetings of the Board and its committees, and the role and impact of the Board. The results of such surveys and interviews are then summarized to identify strengths, opportunities and further suggestions with respect to each area of discussion and the Chair of the Board is to report on such summary to the CG&N Committee and to the rest of the Board.

11. AUDIT COMMITTEE

National Instrument 52-110 - Audit Committees ("NI 52-110") requires the Corporation, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its Audit Committee and its relationship with its independent auditor.

Audit Committee Charter

The Corporation's Audit Committee is governed by an audit committee charter, a copy of which is attached hereto as Schedule "B".

Composition of Audit Committee

The Corporation's Audit Committee is comprised of three (3) directors, Kyle Wilks (Chairman), Leslie Cross and Kenneth Kashkin, MD. Each member of the audit committee is financially literate, as such term is defined in NI 52-110, and two members (Mr. Wilks and Dr. Kashkin), are independent, as such term is defined in NI 52-110 and in the BCBCA.

Relevant Education and Experience

In addition to each member's general business experience, the education and experience of each audit committee member relevant to the performance of her/his responsibilities as an audit committee member is as follows:

Mr. Kyle L. Wilks graduated from the United States Naval Academy, Annapolis, MD with a Bachelor's of Science Degree in Mathematics. Mr. Wilks spent seven years as a naval officer with multiple combat tours, eventually ending his time in uniform as a professor of leadership and naval science at the U.S. Naval Academy. Post military, Mr. Wilks worked as an Executive Director for a private equity group focusing on mid-market healthcare companies prior to his senior manager roles within Baxter and Shire. At Baxter he headed numerous fractionation divisions and eventual oversaw the manufacturing of numerous plasma-derived rare disease therapies at Shire.

Kenneth Kashkin, MD, managed and was responsible for Divisional level budgets and expenditures at multiple large and small pharmaceutical and biotech companies. Included complex product development accounting of budgets in the tens of millions of dollars. Audited multifaceted collaborations between biotech and larger multinational biopharmaceutical companies for compliance to expenditure and receivables agreements. Dr. Kashkin holds a Bachelor of Arts in History and a Doctor of Medicine from the University of California, Los Angeles (UCLA).

Leslie Cross served as Chief Executive Officer and Chairman of two US publicly traded companies: DJO Global, Inc. (NYSE:DJO and Alphatec Spine Inc. (NASDAQ:ATEC) and has extensive experience in the audit process. Mr. Cross holds a Diploma in Finance and Accounting from Damelin College South Africa, attended the Executive Development Program at the University of Cape Town, and attended the Director Training and Certification Program at the University of California, Los Angeles (UCLA).

External Auditor Matters

Since the commencement of the Corporation's most recently completed financial year, the Corporation's directors have not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor and the Corporation has not relied on the exemptions contained in sections 2.4 or 8 of NI 52-110. Section 2.4 provides an exemption from the requirement that the Audit Committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed five percent (5%) of the total fees payable to the auditor in the financial year in which the non-audit services were provided. Part 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of NI 52-110, in whole or in part.

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Corporation's directors and, where applicable, the Audit Committee, on a case-by-case basis.

In the following table, "Audit fees" are fees billed by the Corporation's external auditor for services provided in auditing the Corporation's annual financial statements for the subject year. "Audit-related fees" are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements. "Tax fees" are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. "All other fees" are fees billed by the auditor for products and services not included in the foregoing categories.

The fees paid by the Corporation to its auditor in its previous two financial year-ends, by category, are as follows (expressed in US dollars):

Financial Year Ending	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
December 31, 2022 (10 month period)	$95,000	$69,000	Nil	$11,765
February 28, 2022	$85,000	$46,200	Nil	$4,000

Exemptions:

The Corporation is a "venture issuer" as defined in NI 52-110 and is relying on the exemption contained in Section 6.1 of NI 52- 110, which exempts the Corporation from the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

12. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

During the ten-month period ended December 31, 2022, the Corporation's executive compensation program was administered by the Board with the assistance of the Compensation Committee. The Corporation's executive compensation program has the objective of attracting and retaining a qualified and cohesive group of executives, motivating team performance and the aligning of the interests of executives with the interests of the Corporation's shareholders through a package of compensation that is simple and easy to understand and implement. Compensation under the program was designed to achieve both current and longer term goals of the Corporation and to optimize returns to shareholders. In addition, in order to further align the interests of executives with the interests of the Corporation's shareholders, the Corporation has implemented share ownership incentives through incentive stock options. The Corporation's overall compensation objectives are in line with its peer group of oil sands technology companies with opportunities to participate in equity.

In determining the total compensation of any member of senior management, the directors of the Corporation consider all elements of compensation in total rather than one element in isolation. The directors of the Corporation also examine the competitive positioning of total compensation and the mix of fixed, incentive and share-based compensation.

The objectives of the Corporation's executive compensation program are (i) to attract, retain and motivate talented executives who create and sustain the Corporation's continued success, (ii) to align the interests of the Corporation's executives with the interests of the Corporation's shareholders, and (iii) to provide total compensation to executives that is competitive with that paid by other companies of comparable size engaged in similar business in appropriate regions.

Overall, the executive compensation program aims to design executive compensation packages that meet executive compensation packages for executives with similar talents, qualifications and responsibilities at companies with similar financial, operating and industrial characteristics. The Corporation expects to undergo significant growth and is committed to retaining its key executives for the next several critical years, but at the same time ensuring that executive compensation is tied to specific corporate goals and objectives. The Corporation's executive compensation program has been designed to reward executives for reinforcing the

Corporation's business objectives and values, for achieving the Corporation's performance objectives and for their individual performances.

The executive compensation program consists of a combination of base salary, discretionary performance bonuses and stock-based compensation.

The base salary of any Named Executive Officer, combined with the granting of stock options, has been designed to provide total compensation which the Board believes is competitive with that paid by other companies of comparable size engaged in similar business in appropriate regions.

Base Salary

While there is no official set of benchmarks that the Corporation relies on and there is not a defined list of issuers that the Corporation uses as a benchmark, the Corporation makes itself aware of, and is cognizant of, how comparable issuers in its business compensate their executives. The base salary for each executive officer is reviewed and established near the end of the fiscal year. Base salaries are established taking into consideration the executive officer's personal performance and seniority, comparability within industry norms, and contribution to the corporation's growth and profitability. The Corporation believes that a competitive base salary is an imperative element of any compensation program that is designed to attract talented and experienced executives.

Bonus Framework

At the discretion of the Board, and, if applicable, at the recommendation of management, executives are provided with annual cash incentive bonuses based on annual financial performance. Also at its discretion, the Board may tie annual cash bonuses to the achievement of other financial and non-financial goals.

Group Benefits

The Corporation offers a group benefits plan, which includes medical benefits. The benefits plan is available to all qualifying part- time and full-time employees who choose to enroll, including officers of the Corporation.

Perquisites and Personal Benefits

While the Corporation reimburses its Named Executive Officers for expenses incurred in the course of performing their duties as executive officers of the Corporation, the Corporation did not provide any compensation that would be considered a perquisite or personal benefit to its Named Executive Officers.

Option-Based Awards

An important part of the Corporation's compensation program is to offer the opportunity and incentive for executives and staff to own shares of the Corporation. The directors of the Corporation believe that ownership of the Corporation's shares will align the interests of executives and future staff with the interests of the Corporation's shareholders.

Incentive stock options are not granted on a regular schedule but rather as the compensation is reviewed by the directors of the Corporation from time to time with input from the Chief Executive Officer and Compensation Committee. When reviewing incentive stock option grants, consideration is given to the total compensation package of the executives and staff and a weighting of appropriate incentives groupings at the senior, mid and junior levels of the staff including past grants. At the time of any incentive stock option grant, consideration is also be given to the available incentive stock option pool remaining for new positions being contemplated by the Corporation.

Incentive stock options are currently granted under the Option Plan, which was approved by shareholders on March 11, 2021 and became effective on May 21, 2021. Pursuant to the Option Plan, the Board or the Compensation Committee, or such other committee appointed by the Board, may from time to time, in its discretion and in accordance with the Exchange requirements, grant to directors, officers and employees of the Corporation as well as Management Company Employees and Consultants (as such terms are defined in Policy 4.4 of the Exchange as amended from time to time), equity-based compensation (denominated in common shares) in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units and dividend equivalent awards to eligible participants, provided that the number of Common Shares reserved for issuance will not exceed 8,935,509 Common Shares (20% of the issued and outstanding Common Shares at the time the Option Plan was approved) unless disinterested Shareholder approval is obtained, exercisable for a period of up to ten (10) years from the date of the grant. The number of Common Shares reserved for issuance to any individual director or officer of the Corporation will not exceed 5% of the issued and outstanding Common Shares (2% in the case of optionees providing investor relations services to the Corporation) unless disinterested Shareholder approval is obtained. Awards granted pursuant to the Option Plan are non-assignable, except by means of a will or pursuant to the laws of descent and distribution.

The Board, the Compensation Committee or its permitted delegates has the power and discretionary authority to determine the amount, terms and conditions of the Option Plan awards, including, without limitation, (i) the exercise price of any stock options or stock appreciation rights, (ii) the method of payment for shares purchased pursuant to any award, (iii) the method for satisfying any tax withholding obligation arising in connection with any award, including by net exercise or the withholding or delivery of shares, (iv) the timing, terms and conditions of the exercisability, vesting or payout of any award or any shares acquired pursuant thereto, (v) the performance criteria, if any, applicable to any award and the extent to which such performance criteria have been attained, (vi) the time of the expiration of any award, (vii) the effect of the participant's termination of service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any award or shares acquired pursuant thereto as the Board shall consider to be appropriate and not inconsistent with the terms of the Option Plan.

At the Meeting, shareholders are being asked to approve the 2023 Equity Incentive Plan. See "Item 8 - Business of the Meeting - Equity Incentive Plan".

Summary Compensation Table for Named Executive Officers

"Named Executive Officer" is defined by the legislation to mean: (i) the Chief Executive Officer of the Corporation; (ii) the Chief Financial Officer of the Corporation; (iii) each of the Corporation's three most highly compensated executive officers or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the applicable financial year and whose total compensation was, individually, more than $150,000 for that financial year; and (iv) each individual who would be a "Named Executive Officer" under paragraph (iii) but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of the applicable financial year.

The following table sets forth information concerning the total compensation paid (i) in the ten-month period ended December 31, 2022 and the financial years ended February 28, 2022 and February 28, 2021 to those persons who were Named Executive Officers of the Corporation for the financial year ended December 31, 2022 (the "Dec 2022 NEOs"), and (ii) in the financial years ended February 28, 2022, February 28, 2021 and February 29, 2020 to those persons who were Named Executive Officers of the Corporation for the financial year ended February 28, 2022 (the "Feb 2022 NEOs") (expressed in Canadian dollars):

					Non-equity incentive plan compensation ($)
Name and principal position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)	Annual incentive plans	Long term incentive plans	Pension value ($)	All other Compen- sation ($)	Total Compen- sation ($)
Leslie Cross Former Interim Chief Executive Officer and former Executive Chairman(3)	Dec 2022	42,067	N/A	N/A	N/A	N/A	N/A	63,101(9)	105,168
	Feb 2022	101,237	N/A	792,275(1)	N/A	N/A	N/A	38,095(10)	931,607
	2021	N/A	N/A	N/A	N/A	N/A	N/A	114,743(11)	114,743
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Kyle Appleby Former Interim Chief Financial Officer(4)	Feb 2022	25,931	N/A	N/A	N/A	N/A	N/A	N/A	25,931
	2021	10,050	N/A	N/A	N/A	N/A	N/A	N/A	10,050
	2020	6,763	N/A	N/A	N/A	N/A	N/A	N/A	6,763
Richard Mejia Jr. Former Interim Chief Financial Officer(5)	Feb 2022	N/A	N/A	63,000(1)	N/A	N/A	N/A	N/A	63,000
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Melissa Polesky-Meyrowitz Former Chief Financial Officer(6)	Dec 2022	223,482	N/A	N/A	N/A	N/A	N/A	19,686(12)	243,168
	Feb 2022	91,152	N/A	195,000(1)	N/A	N/A	N/A	3,270	289,422
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dennis Nelson Senior Vice President, Chief Financial Officer and Chief Accounting Officer(7)	Dec 2022	126,530	N/A	133,458(2)	N/A	N/A	N/A	N/A	259,988
	Feb 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Luke Faulstick Former President, Chief Executive Officer and a Director(8)	Dec 2022	331,403	N/A	181,371(2)	N/A	N/A	N/A	32,044(13)	544,818
	Feb 2022	250,586	N/A	656,964(1)	N/A	N/A	N/A	8,796	916,346
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Notes:

(1) Calculated at the date of the grant using the fair value computed in accordance with ASC Topic 718, Compensation-Stock Compensation, using the Black-Scholes options pricing model. For more detail on the assumptions used in the calculation of these amounts, see Note 14 in the Corporation's financial statements for the financial year ended February 28, 2022.

(2) Calculated at the date of the grant using the fair value computed in accordance with ASC Topic 718, Compensation-Stock Compensation, using the Black-Scholes options pricing model. For more detail on the assumptions used in the calculation of these amounts, see Note 13 in the Corporation's financial statements for the transition period ended December 31, 2022.

(3) Mr. Cross was Interim Chief Executive Officer from September 16, 2020 to July 18, 2022 and Executive Chairman from July 18, 2022 to May 24, 2023. He is a current director of the Corporation and Chair of the Board.

(4) Mr. Appleby was Interim Chief Financial Officer from September 16, 2020 to December 3, 2021.

(5) Mr. Mejia Jr. was Interim Chief Financial Officer from December 6, 2021 to January 12, 2022.

(6) Ms. Polesky-Meyrowitz was Chief Financial Officer from January 12, 2022 to August 29, 2022.

(7) Mr. Nelson was Chief Financial Officer from August 29, 2022 to March 28, 2023 and has been the Senior Vice President, Chief Financial Officer and Chief Accounting Officer since March 28, 2023.

(8) Mr. Faulstick was Chief Operating and Integration Officer from April 13, 2022 to July 18, 2022 and President and Chief Executive Officer from July 18, 2022 to June 13, 2023.

(9) Other compensation includes $63,101 for his services as a director.

(10) Other compensation includes $31,323 for consulting services.

(11) Other compensation includes $114,743 for his services as a director of the Corporation.

(12) Other compensation includes $1,906 of employer 401(k) contributions, and $17,780 of employer paid health insurance premiums.

(13) Other compensation includes $11,184 of employer 401(k) contributions, $1,034 of employer paid dental insurance premiums, $14,716 of employer paid health insurance premiums, and $481 of employer paid group life insurance premiums.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth all awards outstanding for the Dec 2022 NEOs as of December 31, 2022:

	Option-Based Awards				Share-Based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested ($)
Leslie Cross	921,250	0.855	May 21, 2026	Nil	N/A	N/A
Melissa Polesky-Meyrowitz	150,000	0.65	December 6, 2026	Nil	N/A	N/A
	150,000	0.65	January 12, 2027
Dennis Nelson	200,000	0.69	August 29, 2027	Nil	N/A	N/A
Luke Faulstick	663,300	0.99	May 21, 2026	Nil	N/A	N/A
	236,700	0.54	April 13, 2027

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options and the last closing price of the Common Shares on the Exchange as of December 31, 2022 ($0.45 on December 30, 2022).

The following table sets forth all awards outstanding for the Feb 2022 NEOs as of February 28, 2022:

	Option-Based Awards				Share-Based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested ($)
Leslie Cross	921,250	0.855	June 1, 2026	Nil	N/A	N/A
Melissa Polesky-Meyrowitz	150,000 150,000	0.65 0.65	December 6, 2026 January 12, 2027	Nil	N/A	N/A
Kyle Appleby	Nil	N/A	N/A	N/A	N/A	N/A
Richard Mejia Jr.	100,000	0.65	January 12, 2022(2)	N/A	N/A	N/A

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options and the last closing price of the Common Shares on the Exchange as of February 28, 2022 ($0.57 on February 28, 2022).

(2) Original expiry date (December 6, 2026) was accelerated upon Mr. Mejia Jr. ceasing to be the Interim Chief Financial Officer on January 12, 2022, with no options vested.

Incentive Plan Awards - Value Vested or Earned During the Year

The following table sets forth the value of all incentive plan awards vested or earned for the Dec 2022 NEOs during the ten-month period ended December 31, 2022:

Name	Option-based awards - Value vested during the year(1) ($)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year ($)
Leslie Cross	Nil	N/A	N/A
Melissa Polesky-Meyrowitz	Nil	N/A	N/A
Dennis Nelson	N/A	N/A	N/A
Luke Faulstick	Nil	N/A	N/A

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options on the date they vest and the closing price of the Common Shares on the Exchange on such date, or in the event such date is not a trading date, the closing price on the next trading date.

The following table sets forth the value of all incentive plan awards vested or earned for the Feb 2022 NEOs during the year ended February 28, 2022:

Name	Option-based awards - Value vested during the year(1) ($)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year ($)
Leslie Cross	Nil	N/A	N/A
Melissa Polesky-Meyrowitz	N/A	N/A	N/A
Kyle Appleby	N/A	N/A	N/A
Richard Mejia Jr.	N/A	N/A	N/A

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options on the date they vest and the closing price of the Common Shares on the Exchange on such date, or in the event such date is not a trading date, the closing price on the next trading date.

Pension Plan Benefits

The Corporation has not implemented a pension plan.

Termination and Change of Control Benefits

As at the end of the Corporation's most recently completed financial year (December 31, 2022) the Corporation had not entered into any contract, agreement, plan or arrangement that provides for payments to an Named Executive Officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Corporation or a change in an Named Executive Officer's responsibilities, other than the following:

Pursuant to an employment agreement with Luke Faulstick, Mr. Faulstick was entitled to a severance payment of US$75,000 in the event his employment was terminated without "cause", which event occurred on June 13, 2023.

Risk of Compensation Practices and Disclosure

The directors of the Corporation have not proceeded to a formal evaluation of the implications of the risks associated with the Corporation's compensation policies and practices. Risk management is a consideration of the directors when implementing its compensation program, and the directors of the Corporation do not believe that the Corporation's compensation program results in unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on the Corporation.

Hedging Policy

Neither the Named Executive Officers nor the directors of the Corporation are permitted to purchase financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Named Executive Officers or directors of the Corporation, including prepaid variable forward contracts, equity swaps, collars or units of exchange funds.

Director Compensation

Directors of the Corporation are eligible to receive incentive stock options to purchase Common Shares pursuant to the terms of the Option Plan.

Director Compensation Table for Directors (other than the Named Executive Officers)

The following table sets forth all compensation provided to person who was a director of the Corporation during the ten-month period ended December 31, 2022 (other than a director who is a Named Executive Officer, whose disclosure with respect to compensation is set out above) for the ten-month period ended December 31, 2022:

Name	Fees earned ($)	Share- based awards ($)	Option- based awards(1) ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Kenneth Kashkin, MD	32,865	N/A	N/A	N/A	N/A	N/A	32,865
Kyle Wilks	32,865	N/A	N/A	N/A	N/A	N/A	32,865

The following table sets forth all compensation provided to person who was a director of the Corporation during the financial year ended February 28, 2022 (other than a director who is a Named Executive Officer, whose disclosure with respect to compensation is set out above) for the financial year ended February 28, 2022:

Name	Fees earned ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Kenneth Kashkin, MD	46,011	N/A	196,484	N/A	N/A	N/A	242,495
Kyle Wilks	46,011	N/A	763,528	N/A	N/A	17,541(3)	827,080
Jane Kiernan(2)	N/A	N/A	196,484	N/A	N/A	6,294	202,778

Notes:

(1) Calculated at the date of the grant using the fair value computed in accordance with ASC Topic 718, Compensation-Stock Compensation, using the Black-Scholes options pricing model. For more detail on the assumptions used in the calculation of these amounts, see Note 14 in the Corporation's financial statements for the financial year ended February 28, 2022.

(2) Ms. Kiernan was a director of the Corporation from September 16, 2020 to January 21, 2022.

(3) Other compensation includes consulting fees.

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth all awards outstanding for each person who was a director of the Corporation during the ten-month period ended December 31, 2022 (other than a director who is a Named Executive Officer, whose disclosure with respect to incentive plan awards is set out above) as of December 31, 2022:

	Option-Based Awards				Share-Based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested ($)
Kenneth Kashkin, MD	228,470	0.855	May 21, 2026	Nil	N/A	N/A
Kyle Wilks	294,800	0.855	May 21, 2026	Nil	N/A	N/A
	250,000	1.39	July 7, 2026
	250,000	0.65	December 6, 2026

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options and the last closing price of the Common Shares on the Exchange as of December 31, 2022 ($0.45 on December 30, 2022).

The following table sets forth all awards outstanding for each person who was a director of the Corporation during the financial year ended February 28, 2022 (other than a director who is a Named Executive Officer, whose disclosure with respect to incentive plan awards is set out above) as of February 28, 2022:

	Option-Based Awards				Share-Based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested ($)
Kenneth Kashkin, MD	228,470	0.855	May 21, 2026	Nil	N/A	N/A
Kyle Wilks	294,800	0.855	May 21, 2026	Nil	N/A	N/A
	250,000	1.39	July 7, 2026
	250,000	0.65	December 6, 2026
Jane Kiernan	Nil	N/A	N/A	N/A	N/A	N/A

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options and the last closing price of the Common Shares on the Exchange as of February 28, 2022 ($0.57 on February 28, 2022).

Incentive Plan Awards - Value Vested or Earned During the Year

The following table sets forth the value of all incentive plan awards vested or earned for each person who was a director of the Corporation during the ten-month period ended December 31, 2022 (other than a director who is a Named Executive Officer, whose disclosure with respect to incentive plan awards is set out above) during the ten-month period ended December 31, 2022:

Name	Option-based awards - Value vested during the year(1) ($)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year ($)
Kenneth Kashkin, MD	Nil	N/A	N/A
Kyle Wilks	Nil	N/A	N/A

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options on the date they vest and the closing price of the Common Shares on the Exchange on such date, or in the event such date is not a trading date, the closing price on the next trading date.

The following table sets forth the value of all incentive plan awards vested or earned for each person who was a director of the Corporation during the financial year ended February 28, 2022 (other than a director who is a Named Executive Officer, whose disclosure with respect to incentive plan awards is set out above) during the year ended February 28, 2022:

Name	Option-based awards - Value vested during the year(1) ($)	Share-based awards - Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year ($)
Kenneth Kashkin, MD	N/A	N/A	N/A
Kyle Wilks	N/A	N/A	N/A
Jane Kiernan	N/A	N/A	N/A

Notes:

(1) Aggregate value is calculated based on the difference between the exercise price of the options on the date they vest and the closing price of the Common Shares on the Exchange on such date, or in the event such date is not a trading date, the closing price on the next trading date.

13. SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2022 regarding the number of Common Shares to be issued pursuant to equity compensation plans of the Corporation and the weighted-average exercise price of said securities:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	5,672,938	$0.81	3,121,801
Equity compensation plans not approved by securityholders	-	-	-
Total	5,672,938	$0.81	3,121,801

The securities referred to in the table above were granted under the Predecessors Plans.

14. INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, the proposed nominees for election as director, the executive officers of the Corporation, or any of their respective associates or affiliates is or has been, during the ten-month period ended December 31, 2022, indebted to the Corporation or any of its subsidiaries in respect of loans, advances or guarantees of indebtedness.

15. DIRECTOR AND OFFICER INSURANCE

The Corporation has purchased a directors' and officers' liability insurance policy, effective from December 20, 2022 to December 20, 2023. The policy provides US$1,000,000 in aggregate coverage. The retention is US$1,000,000. The premium paid for the coverage was US$100,000.

16. INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

None of the informed persons (as such term is defined in NI 51-102) of the Corporation, any proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, has had any material interest, direct or indirect, in any transaction of the Corporation since the commencement of the Corporation's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

17. MANAGEMENT CONTRACTS

There are no management functions of the Corporation which are to any substantial degree performed by a person or a company other than the directors or executive officers of the Corporation.

18. PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Other than the foregoing, management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to the management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

19. ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com and is provided in the Corporation's financial statements and Management's Discussion and Analysis all as filed on SEDAR (www.sedar.com), copies of which may be obtained from the Corporation upon request. The Corporation may require the payment of a reasonable charge if the request is made by a person who is not a shareholder of the Corporation.

DATED this 7th day of July, 2023.

BY ORDER OF THE BOARD

(signed) "Michael Seckler"

Interim Chief Executive Officer

SCHEDULE "A"

2023 EQUITY INCENTIVE PLAN

(see attached)

SALONA GLOBAL MEDICAL DEVICE CORPORATION
2023 EQUITY INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. Salona Global Medical Device Corporation 2023 Equity Incentive Plan (the "Plan") is hereby established effective as of [X], 2023, the date of the approval of the Plan by the Company's shareholders (the "Effective Date").

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Share Awards, Restricted Share Bonuses, Restricted Share Units, Performance Shares, Performance Units, Cash-Based Awards and Other Share-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "Acquiror" has the meaning set out in Section 13.1(b).

(b) "Affiliate" means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, control shall be determined in accordance with the Business Corporations Act (British Columbia).

(c) "Applicable Law" means the laws, rules, regulations and requirements of any country or jurisdiction where Awards are granted or are received under the Plan and the requirements of any stock exchange or quotation system on which the Common Shares are listed or quoted.

(d) "Award" means any Option, Stock Appreciation Right, Restricted Share Purchase Right, Restricted Share Bonus, Restricted Share Unit, Performance Share, Performance Unit, Cash-Based Award or Other Share-Based Award granted under the Plan.

(e) "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(f) "Black-Out Period" means a period of time when pursuant to any policies of the Company, any securities of the Company may not be traded by certain persons designated by the Company, which shall be interpreted, to the extent required, in accordance with Section 4.11 of TSXV Policy 4.4.

(g) "Board" means the Board of Directors of the Company.

(h) "Business Day" means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Toronto are open for commercial business during normal banking hours.

(i) "Canadian Participant" means a participant in the Plan who is resident in, or is primarily employed in, Canada.

(j) "Cash-Based Award" means an Award denominated in cash and granted pursuant to Section 11.

(k) "Cashless Exercise" has the meaning set out in Section 6.3(b)(i).

(a) "Cause" means, such circumstances in which applicable employment and labour standards legislation permits the relationship between a Participant and a Participating Company to be terminated without notice or further obligation, and may include, without limitation, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant's material failure to abide by a Participating Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (v) the Participant's repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.

(b) "Change in Control" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company;

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(v)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be;

(iii) any "person" acquires, directly or indirectly, securities of the Company to which is attached the right to elect the majority of the Directors; or

(iv) the Company undergoes a liquidation or dissolution;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(b) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(c) "Code" means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(d) "Committee" means such committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e) "Common Shares" means the common shares of the Company, as adjusted from time to time in accordance with Section 4.4.

(f) "Company" means Salona Global Medical Device Corporation, a corporation existing under the laws of the Province of British Columbia, and its Affiliates, if any, and includes any successor or assignee entity or entities into which the Company may be merged, changed, or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(g) "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act and is consistent with the requirements of TSXV Policy 4.4, if applicable.

(h) "Delayed Payment Date" has the meaning set out in Section 15.4(c).

(i) "Director" means a member of the Board.

(j) "Disability" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(k) "Discounted Market Price" has the meaning set out in TSXV Policy 1.1.

(l) "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Common Share for each Common Share represented by an Award held by such Participant and is consistent with the requirements of TSXV Policy 4.4, if applicable.

(m) "Election" has the meaning set out in Section 15.2.

(a) "Employee" means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, and in accordance with applicable employment and labour standards legislation, whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

(b) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(c) "Fair Market Value" means, as of any date, the value of a Common Share or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) except as otherwise determined by the Committee, if, on such date, the Common Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Common Share shall be the closing price of a Common Share as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Common Shares, as reported in such source as the Company deems reliable. If the relevant date does not fall on a day on which the Common Shares have traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Shares were so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion;

(ii) notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a Common Share on the basis of the opening, closing, or average of the high and low sale prices of a Common Share on such date or the preceding trading day, the actual sale price of a Common Share received by a Participant, any other reasonable basis using actual transactions in the Common Shares as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Common Shares (or the average of such selling prices over the specified period weighted based on the volume of trading of the Common Shares on each trading day during such specified period) during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this clause (ii) for different purposes under the Plan to the extent consistent with the requirements of Section 409A; and

(iii) if, on such date, the Common Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Common Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(d) "Freestanding SAR" has the meaning set out in Section 7.1.

(e) "Full Value Award" means any Award settled in Common Shares, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Share Purchase Right or an Other Share-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(f) "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(g) "Incumbent Director" means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(h) "Insider" means an Officer, a Director or other person whose transactions in Common Shares are subject to Section 16 of the Exchange Act, or, if applicable, is otherwise an "insider" as such term is defined by the applicable securities laws of Canada or TSXV Policy 1.1.

(i) "ISO-Qualifying Corporation" has the meaning set out in Section 5.4(b).

(j) "Investor Relations Activities" has the meaning set out in TSXV Policy 1.1.

(k) "Investor Relations Service Provider" includes any Consultant that performs Investor Relations Activities and any Director, Officer, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities.

(l) "Management Company Employee" means an individual employed by an entity providing management services to the Company, which services are necessary or advisable for the ongoing successful operation of the business enterprise of the Company.

(m) "Net Exercise" has the meaning set out in Section 6.3(b)(ii).

(n) "New Shares" has the meaning set out in Section 4.4.

(o) "Nonemployee Director" means a Director who is not an Employee.

(p) "Nonemployee Director Award" means any Award granted to a Nonemployee Director.

(q) "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(r) "Officer" means any person designated by the Board as an officer of the Company and is consistent with the requirements of TSXV Policy 4.4, if applicable.

(s) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) "Option Expiration Date" has the meaning set out in Section 6.4(a)(i).

(u) "Other Share-Based Award" means an Award denominated in Common Shares and granted pursuant to Section 11, which only may be issued upon receipt of the prior approval of the TSXV in respect of the granting of such Awards.

(v) "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger, consolidation or other business combination transaction in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(w) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(x) "Participant" means any eligible person, being a bona fide Employee, a Consultant, a Director, an Officer or a Management Company Employee, who has been granted one or more Awards, or an Investor Relations Service Provider who has been granted one or more Options, as the case may be.

(y) "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(z) "Participating Company Group" means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(aa) "Performance Award" means an Award of Performance Shares or Performance Units.

(bb) "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(cc) "Performance Goal" means a performance goal established by the Committee pursuant to Section 10.3.

(dd) "Performance Measure" has the meaning set out in Section 10.4.

(ee) "Performance Period" means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(ff) "Performance Share" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(gg) "Performance Target" has the meaning set out in Section 10.4.

(hh) "Performance Unit" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(ii) "Predecessor Plans" mean the Company's 20% fixed 2021 amended and restated stock option plan which was approved by shareholders on March 11, 2021 and became effective on May 21, 2021 together with its predecessors plans.

(jj) "Restricted Share Award" means an Award of a Restricted Share Bonus or a Restricted Share Purchase Right.

(kk) "Restricted Share Bonus" means Common Shares granted to a Participant pursuant to Section 8, which, if such Common Shares may be acquired by the Participant within one year of the grant date, may only be issued upon receipt of the prior approval of the TSXV in respect of the granting of such Awards.

(ll) "Restricted Share Purchase Right" means a right to purchase Common Shares granted to a Participant pursuant to Section 8, which may only be issued upon receipt of the prior approval of the TSXV in respect of the granting of such Awards.

(a) "Restricted Share Unit" means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a Common Share or cash in lieu thereof, in accordance with the terms of this Plan, as determined by the Committee.

(b) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(c) "SAR" or "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 7 to receive payment, for each Common Share subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a Common Share on the date of exercise of the Award over the exercise price thereof.

(d) "Section 409A" means Section 409A of the Code.

(e) "Section 409A Deferred Compensation" means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(f) "Securities Act" means the United States Securities Act of 1933, as amended.

(g) "Service" means a Participant's employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or permitted by applicable legislation. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds three (3) months, then on the first (1st) day following the end of such three-month period the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by applicable legislation or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by applicable legislation, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, and in accordance with Section 5.5, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

(h) "Share Based Compensation" for the purposes of the Plan means any option, share option plan, share incentive plan, employee share purchase plan where the Company provides any financial assistance or matching mechanism, stock appreciation right or any other compensation or incentive mechanism involving the issuance or potential issuance of securities from the Company's treasury, including a share purchase from treasury which is financially assisted by the Company by way of a loan guarantee or otherwise, but for greater certainty does not involve compensation arrangements which do not involve the issuance or potential issuance of securities from the Company's treasury;

(i) "Short-Term Deferral Period" has the meaning set out in Section 15.1.

(j) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code or pursuant to the applicable securities laws of Canada.

(k) "Tandem SAR" has the meaning set out in Section 7.1.

(l) "Tax Act" means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time.

(m) "Tax Firm" has the meaning set out in Section 13.4(b).

(n) "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(o) "Trading Compliance Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(p) "TSXV" means the TSX Venture Exchange.

(q) "TSXV Policy 1.1" means Policy 1.1 of the TSXV Company Finance Manual, as may be amended from time to time.

(r) "TSXV Policy 4.4" means Policy 4.4 of the TSXV Company Finance Manual, as may be amended from time to time.

(s) "Underwater Awards" has the meaning set out in Section 3.5.

(t) "Vesting Conditions" mean those conditions established in accordance with the Plan or Award Agreement prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant's monetary purchase price, if any, for such shares upon the Participant's termination of Service or failure of a performance condition to be satisfied.

(u) "VWAP" has the meaning set out in TSXV Policy 4.4.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and TSXV Policy 4.4, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Common Shares, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of the Common Shares or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of Common Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in Common Shares or, if and to the extent permitted by Applicable Law, cash, other property or in any combination thereof, as applicable;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, subject in all cases to the limitations set out in TSXV Policy 4.4;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards, or to comply with the policies of the TSXV; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or Applicable Law.

3.5 Option or SAR Repricing. Without the affirmative vote of disinterested holders of a majority of the Common Shares cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Common Shares are present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a Common Share ("Underwater Awards") and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section 3.5 shall not be construed to apply to (i) "issuing or assuming a stock option in a transaction to which Section 424(a) applies," within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4. In addition, provided the Common Shares are listed and posted for trading on the TSXV, prior approval of the TSXV is required in connection with the cancellation of any Underwater Awards if any new Options or SARs having a lower exercise price are granted in substitution therefore to the same Participants within one year of the cancellation.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or Employees of the Participating Company Group, to the extent permitted by Applicable Law, members of the Board or the Committee and any Officers or Employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable.

(a) Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of Common Shares that may be available and reserved for issuance, at any time, under this Plan, together with any other security based compensation arrangement adopted by the Company, including the Predecessor Plans, shall not exceed a number of Common Shares equal to [X], being 20% of the total issued and outstanding Common Shares of the Company as at the Effective Date (on a non-diluted basis) or such other number as may be approved by the shareholders of the Company from time to time, inclusive of Common Shares that may become available for issuance under the Plan pursuant to Section 4.2.

(b) Common Shares in respect of which an Award is granted under this Plan, but not exercised prior to the termination of such Award or not vested or delivered prior to the termination of such Award due to the expiration, termination or lapse of such Award, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Common Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Common Shares. Awards that by their terms are to be settled solely in cash shall not be counted against the number of Common Shares available for the issuance of Awards under the Plan. Any Dividend Equivalent Rights awarded in respect of Awards that are satisfied by the issuance of Common Shares shall be counted against the number of Common Shares available for the issuance of Awards under the Plan.

4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of Common Shares that may be issued under the Plan as set forth in Section 4.1 shall include from time to time:

(a) the aggregate number of Common Shares that remain available for the future grant of awards under the Predecessor Plans immediately prior to their termination as of the Effective Date;

(b) the number of Common Shares subject to that portion of any option or other award outstanding pursuant to a Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(c) the number of Common Shares acquired pursuant to the Predecessor Plans subject to forfeiture, subject to any approvals required by the TSXV, or repurchase by the Company for an amount not greater than the Participant's purchase price which, on or after the Effective Date, are so forfeited or repurchased.

4.3 Share Counting. If an outstanding Award for any reason expires or is terminated, surrendered, repurchased, forfeited, or canceled without having been exercised or settled in full, the Common Shares allocable to the expired, terminated, surrendered, repurchased, forfeited or cancelled portion of such Award shall again be available for issuance under the Plan. Common Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Common Shares pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Common Shares owned by the Participant, or by means of a Cashless Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan. Notwithstanding anything herein to the contrary, any Common Shares forfeited, cancelled or otherwise not issued for any reason under the awards of any Predecessor Plan shall be available for grants under this Plan.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company and the requirements of Applicable Law, including Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Common Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Common Shares (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Common Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the shares subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.4 shall be final, binding and conclusive. For clarity, and notwithstanding anything to the contrary contained herein, any adjustment, other than in connection with a security consolidation or security split, to Awards granted or issued under the Plan will be subject to the prior acceptance of the TSXV, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, dividend or recapitalization.

 4.5 Assumption or Substitution of Awards. The Committee may, without affecting the number of Common Shares reserved or available hereunder, and, if the Common Shares are listed and posted for trading on the TSXV, prior acceptance of the TSXV and, if required pursuant to TSXV Policy 4.4, the approval of the Company's shareholders, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or shares, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Applicable Law, including Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with Applicable Law, and listing requirements, shares available for grant under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Management Company Employees, Consultants, Directors and Officers; provided, however, that no Investor Relations Service Provider shall be eligible to participate in the Plan to the extent that either (a) such Consultant is a resident of the United States at a time when the Company is relying on an exemption from registration under the Securities Act pursuant to Rule 701 thereunder with respect to securities issued to such Consultant pursuant to the Plan or (b) the Company's Common Shares are listed for trading on the NASDAQ Stock Market and the securities issued to such Consultant (regardless of residence) pursuant to the Plan are registered on Form S-8 under the Securities Act. For Awards granted or issued to Employees, Consultants or Management Company Employees, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section 5 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Voluntary Participation. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect a Participant's relationship or employment with the Company. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment or a contract to provide services by the Company to the Participant.

5.4 Award Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of Common Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. In no case may a Canadian Participant be issued Incentive Stock Options.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all share plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4(c), options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares shall be determined as of the time the option with respect to such shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section 5.4(c), such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4(c), the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

(d) Participation Limits. Subject to adjustment pursuant to Section 4.4 hereof, (i) the aggregate number of Common Shares issued or granted to Insiders under the Plan (including without limitation pursuant to Sections 10.4 and 10.5 hereof) together with any other security based compensation arrangement adopted by the Company, including the Predecessor Plans, within any 12 month period shall not exceed 10% of the Common Shares, calculated as at the date any Award is granted or issued to any Insider, and (ii) the aggregate number of Common Shares issuable or granted to Insiders at any time under the Plan (including without limitation pursuant to Sections 10.4 and 10.5 hereof) together with any other security based compensation arrangement adopted by the Company, including the Predecessor Plans, shall not exceed 10% of the total issued and outstanding Common Shares from time to time.

(e) Additional TSXV Limits. In addition to the requirements in Section 4.1 and Section 5.4 and notwithstanding any other provision of this Plan, at all times when the Company is listed on the TSXV:

(i) the maximum aggregate number of Common Shares that are issuable or may be granted pursuant to Awards issued or granted, as applicable, to any one Participant under the Plan (including without limitation pursuant to Sections 10.4 and 10.5 hereof), together with all other Share Based Compensation, granted or issued in any 12 month period to any one Participant must not exceed 5% of the Common Shares, calculated as at the date any Award is granted or issued to the Participant (unless the Company has obtained the requisite disinterested shareholder approval);

(ii) the maximum aggregate number of Common Shares that are issuable pursuant to Awards issued or granted, as applicable, to any one Participant that is a Consultant under the Plan, together with all other Share Based Compensation, in any twelve (12) month period must not exceed 2% of the Common Shares, calculated as at the date any Award is granted or issued to the Participant;

(iii) persons who provide Investor Relations Activities may not receive any Awards other than Options;

(iv) the maximum aggregate number of Common Shares that are issuable pursuant to all Options granted or issued in any 12 month period to all Participants retained to provide Investor Relations Activities must not exceed 2% of the Common Shares, calculated as at the date any Option is granted to any such Participant;

(v) no Awards, other than Options, may vest before the date that is one year following the date it is granted or issued, although the vesting required of any such Awards may be accelerated for a Participant who dies or who ceases to be an eligible Participant under the Plan in connection with a Change in Control, take-over bid, reverse takeover or other similar transaction; and

(vi) Options issued to any person retained to provide Investor Relations Activities must vest in stages over a period of not less than twelve (12) months such that: (A) no more than 1/4 of the Options vest no sooner than three months after the Options were granted; (B) no more than another 1/4 of the Options vest no sooner than six months after the Options were granted; (C) no more than another 1/4 of the Options vest no sooner than nine months after the Options were granted; and (D) no more than another 1/4 of the Options vest no sooner than 12 months after the Options were granted.

5.5 Termination of Service. The provisions applicable in case of termination of the employment of a Participant, including termination due to death, Disability, Cause, or otherwise, howsoever caused, shall be construed and regulated in accordance with the legislation applicable in the province, state or jurisdiction, as applicable, in which the Participant was most recently employed by a Participating Company. Without limitation:

(i) the Participant's Service with the Participating Company will include the minimum period of statutory notice of termination (if any) required by applicable employment or labour standards legislation; and

(ii) for the purposes of determining the Participant's entitlements to any Award, the date on which the Participant's Service terminates shall be the latter of (x) the last day on which the Participant performs their duties to the Participating Company and (y) the end of the minimum period of notice (if any) required by applicable employment or labour standards legislation.

For the avoidance of any doubt, the date on which a Participant's Service terminates shall not be extended by any period of contractual, common law, or civil law notice of termination of employment in respect of which a Participant receives or may receive pay in lieu of notice of termination of employment or damages in lieu of such notice of termination of employment. No participation in the Plan or entitlements thereunder shall be included in any entitlement which a Participant may have to contractual, civil law, or common law pay in lieu of notice of termination of employment or damages in lieu of such notice of termination of employment. A Participant will not earn or be entitled to any pro-rated Award for any portion of time before the date on which the Participant's right to vest ceases. A Participant shall not be entitled to any right to claim damages under contract, civil law, or common law on account of or related to the loss of an Award beyond the date on which the Participant's Service terminates.

The provisions of this Section 5.5 shall apply regardless of the reason for termination and even if such termination is found to be invalid, in breach of an obligation owed to the Participant under Applicable Laws, in breach of an agreement between the Participant and the Participating Company, or otherwise. The provisions of this Section

5.5 shall also apply in the event that a Participant asserts that their employment with the Participating Company has been constructively dismissed.

Notwithstanding anything to the contrary contained in this Plan or any Award Agreement, and subject to earlier expiry in accordance with the terms hereof and any Award Agreement, any Award granted or issued to any Participant who is a Director, Officer, Employee, Consultant or Management Company Employee will expire no later than the date that is twelve (12) months following the date the Participant ceases to be an eligible Participant under the Plan.

5.6 Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Nonemployee Director during such fiscal year, shall not exceed USD$750,000.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of Common Shares covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a Common Share on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than 110% of the Fair Market Value of a Common Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code. Notwithstanding the foregoing, in no case shall the exercise price per share of an Award of Options to a Canadian Participant be less than 100% of the Fair Market Value of a Common Share on the date of grant and in no case shall the exercise price per share of an Award of Options to any Participant be less than the Discounted Market Price of a Common Share on the date of grant.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Options; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee's death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, should the expiration date for an Option held by a Canadian Participant fall within a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the 10th Business Day after the end of the Black-Out Period, such 10th Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding the foregoing, the automatic extension of the expiration date of a Participant's Award will not be permitted where the Participant or the Company is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Company's securities.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Common Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and Applicable Law, and subject to the limitations contained in Section 6.3(b), by means of a Cashless Exercise, a Net Exercise, or by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A "Cashless Exercise" means where the Company has an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to a Participant to purchase the Common Shares underlying Options, and the brokerage firm then sells a sufficient number of Common Shares to cover the exercise price of the Options in order to repay the loan made to the Participant and receives an equivalent number of Common Shares from the exercise of the Options and the Participant then receives the balance of Common Shares or the cash proceeds from the balance of such Common Shares. Pursuant to a "Cashless Exercise" a Participant shall deliver a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the United States Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Net Exercise. A "Net Exercise" means where an Option, excluding Options held by any Investor Relations Service Provider, is exercised without the Participant making any cash payment, such that the Company will not receive any cash from the exercise of the Option, and instead the Participant receives only the number of underlying Common Shares that is the equal to the quotient obtained by dividing:

A. the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Common Shares preceding the Option exercise date and the exercise price of the subject Options; by

B. the VWAP of the Common Shares preceding the Option exercise date.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section 6.4 and thereafter shall terminate.

(i) Disability. If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such other period not less than six (6) months or more than twelve (12) months provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

 (ii) Death. If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months (or such other period not less than six (6) months or more than twelve (12) months provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant's termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or subsequent act that would constitute Cause.

(iv) Other Termination of Service. Subject to Section 6.4(a)(iii), if an Participant ceases to be an eligible Participant (other than as provided in section 6.4(a)(i) or (ii), any Options held by the Participant on the date such Participant ceased to be an eligible Participant, which have vested pursuant to this Plan, shall be exercisable only to the extent that the Participant was entitled to exercise the Option at the date such Participant ceased to be an eligible Participant and only for thirty (30) days after the date such Participant ceased to be an eligible Participant, subject to the Committee's discretion to extend such period for up to one (1) year, or prior to the Option Expiration Date in respect thereof, whichever is sooner. Notwithstanding the foregoing, the Committee, in its discretion, may resolve that up to all of the Options held by a Participant on the date the Participant ceased to be an eligible Participant which have not yet vested shall vest immediately upon such date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

(c) Ceasing to be an Eligible Participant. Notwithstanding the foregoing, any Awards granted or issued to any Participant who is a Director, Officer, Employee, Consultant or Management Company Employee must expire within a reasonable period, not exceeding twelve (12) months, following the date the Participant ceases to be an eligible Participant under the Plan.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of Common Shares subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per Common Share subject to a Tandem SAR shall be the exercise price per Common Share under the related Option, and (b) the exercise price per Common Share subject to a Freestanding SAR shall be not less than the Fair Market Value of a Common Share on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above, provided such exercise price is not less than the Discounted Market Price, if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A. Notwithstanding the foregoing, in no case shall the exercise price per share of an Award of a SAR to a Canadian Participant be less than 100% of the Fair Market Value of a Common Share on the date of grant.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of Common Shares subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the Common Shares subject to such SAR, the related Option shall be canceled automatically as to the number of Common Shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the Common Shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of Common Shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee's death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each Common Share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a Common Share on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in Common Shares in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, Common Shares, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in Common Shares, the number of Common Shares to be issued shall be determined on the basis of the Fair Market Value of a Common Share on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, a SAR shall be exercisable after a Participant's termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. A SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

8. RESTRICTED SHARE AWARDS.

Restricted Share Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Share Bonus or a Restricted Share Purchase Right and the number of Common Shares subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Share Awards Authorized. Restricted Share Awards may be granted in the form of either a Restricted Share Bonus or a Restricted Share Purchase Right. Restricted Share Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Share Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for Common Shares issuable under each Restricted Share Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving Common Shares pursuant to a Restricted Share Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by Applicable Law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the Fair Market Value of the Common Shares subject to a Restricted Share Award.

8.3 Purchase Period. A Restricted Share Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Share Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of Common Shares being purchased pursuant to any Restricted Share Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Subject to Section 5.4(d), shares issued pursuant to any Restricted Share Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Share Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Share Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Common Shares hereunder and shall promptly present to the Company any and all certificates representing Common Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

 8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section 8.6, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, the Participant shall have the right to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Share Award with respect to which such dividends or distributions were declared and shall be paid to the Participant at the time such shares vest but in any event no later than the 15th day of the third month following the calendar year in which such shares vest. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Share Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Share Award with respect to which such dividends or distributions were paid or adjustments were made. During any period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, the Participant shall not have the right to exercise any voting rights in respect of such Restricted Share Award. Notwithstanding the foregoing, in the event that there are not a sufficient number of Common Shares reserved for issuance under this Plan to satisfy any dividends the Company shall be permitted to satisfy any such dividends in cash.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Share Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then (a) the Company shall have the option to, subject to any approvals required by the TSXV, repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Share Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Share Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time, subject to prior approval of the TSXV if the Common Shares are then listed and posted for trading on the TSXV, any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Share Award Rights. Rights to acquire Common Shares pursuant to a Restricted Share Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Share Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

9. RESTRICTED SHARE UNITS.

Restricted Share Units shall be evidenced by Award Agreements specifying the number of Restricted Share Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Share Units. Restricted Share Units may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Share Unit or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Share Unit, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by Applicable Law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the Fair Market Value of the Common Shares issued upon settlement of the Restricted Share Unit.

9.3 Vesting. Subject to Section 5.4(d), Restricted Share Unit may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to Common Shares represented by Restricted Share Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Share Unit that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Share Units as of the date of payment of such cash dividends on Common Shares, as determined by the Committee. Notwithstanding the foregoing, in the event that there are not a sufficient number of Common Shares reserved for issuance under this Plan to satisfy any Dividend Equivalent Right, the Company shall be permitted to satisfy any such dividends in cash. The number of additional Restricted Share Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Common Shares represented by the Restricted Share Units previously credited to the Participant by (b) the Fair Market Value per Common Share on such date. Such additional Restricted Share Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Share Units originally subject to the Restricted Share Unit. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Restricted Share Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Common Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Share Unit, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any Restricted Share Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. Notwithstanding anything to the contrary set forth herein or in any Award Agreement, any Restricted Share Units that remain subject to Vesting Conditions on the date which is twelve (12) months following termination for any reason shall automatically expire and be of no further force or effect.

9.6 Settlement of Restricted Share Units. The Company shall issue to a Participant on the date on which Restricted Share Units subject to the Participant's Restricted Share Unit vest or on such other date determined by the Committee in compliance with Applicable Law, including Section 409A, if applicable, and set forth in the Award Agreement one (1) Common Share (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Share Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Share Unit that if the settlement date with respect to any shares issuable upon vesting of Restricted Share Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Share Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Applicable Law, including Section 409A, to defer receipt of all or any portion of the Common Shares or other property otherwise issuable to the Participant pursuant to this Section 9.6, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Share Unit by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the Common Shares or other property otherwise issuable to the Participant pursuant to this Section. Restricted Share Units granted to a Canadian Participant for the purposes of the Tax Act must be settled no later than December 15th of the third calendar year following the year in which the Participant rendered Service resulting in the granting of such Restricted Share Units.

9.7 Nontransferability of Restricted Share Units. The right to receive shares pursuant to a Restricted Share Unit shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Share Unit granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and the Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) Common Share, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a "Performance Measure"), subject to the following:

(a) Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company's financial statements, or, if such measures are not reported in the Company's financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company's industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expenses for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow, including debt-adjusted cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) share price;

(xvi) earnings per share;

(xvii) return on shareholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total shareholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project;

(xxix) completion of a joint venture or other corporate transaction; and

(xxx) personal performance objectives established for an individual Participant or group of Participants.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, a group of comparator companies, a budget or another standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant's Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee's determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee's determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, Common Shares, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section 10.5, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest. Performance Awards granted to a Canadian Participant for the purposes of the Tax Act must be settled no later than December 15th of the third calendar year following the year in which the Participant rendered Service resulting in the granting of such Performance Award. In the event that there are not a sufficient number of Common Shares reserved for issuance under this Plan to satisfy any Performance Award, the Company shall be permitted to satisfy any such Performance Award in cash.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in Common Shares, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a Common Share determined by the method specified in the Award Agreement. Common Shares issued in payment of any Performance Award may be fully vested and freely transferable shares or may be Common Shares subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Common Shares represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Common Shares, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Common Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Common Share on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, Common Shares, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Common Shares issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made no later than the earlier of (i) ten Business Days after the end of the Performance Period, and (ii) the date which is twelve (12) months following the date of termination, in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section 10.7 shall be made no later than the earlier of (i) ten Business Days after the end of the Performance Period, and (ii) the date which is twelve (12) months following the date of termination, in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER SHARE-BASED AWARDS.

Cash-Based Awards and Other Share-Based Awards shall, subject in all respects to compliance with TSXV Policy 4.4, be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Share-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into Common Shares or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Share-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may involve the transfer of actual Common Shares to Participants, or payment in cash or otherwise of amounts based on the value of Common Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States or Canada.

11.3 Value of Cash-Based Awards and Other Share-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of Common Shares or units based on such Common Shares, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Share- Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4 Payment or Settlement of Cash-Based Awards and Other Share-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash, Common Shares or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Share-Based Award shall be made in compliance with the requirements of Section 409A. Except as otherwise provided in an Award Agreement, no settlement date for any Cash-Based Awards and Other Share- Based Awards granted to a Canadian Participant shall occur, and no Common Share shall be issued or cash payment shall be made in respect of any Cash-Based Awards and Other Share-Based Awards, under Section 11 any later than December 15th of the third calendar year following the year in which the Cash-Based Awards and Other Share-Based Awards is granted.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Common Shares represented by Other Share-Based Awards until the date of the issuance of such Common Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Share-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Other Share-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Common Shares issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Share-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant's Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Share-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Share-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Share-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any Common Shares issued in settlement of Cash-Based Awards and Other Share-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Common Shares are then listed and/or traded, or under any state securities laws or foreign law applicable to such Common Shares.

12. STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. CHANGE IN CONTROL, DISSOLUTION OR LIQUIDATION.

13.1 Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control or as otherwise determined by the Committee, including any requirement thereunder that the Participant sign a letter of transmittal, cancellation agreement, release of claims or other similar acknowledgement or agreement. Subject to the requirements and limitations of Applicable Law, including Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant's Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's shares, as applicable. If the Common Shares are listed and posted for trading on the TSXV, prior acceptance by the TSXV, and if required pursuant to TSXV Policy 4.4, approval of the Company's shareholders, of any such assumption, continuation or substitution will be required. For purposes of this Section 13.1, if so determined by the Committee in its discretion, an Award denominated in Common Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Common Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a Common Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration is not solely common shares of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Common Share subject to the Award, to consist solely of common shares of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Common Shares pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Share-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in Common Shares or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Common Share (and each unvested Common Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) shares of the Company or of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Common Share in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per Common Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 13.1 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards, consistent with the requirements of Section 409A, if applicable.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

13.4 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.4(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 13.4(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section 13.4(b) (the "Tax Firm"). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section 13.4(b).

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of Common Shares pursuant to any Award shall be subject to compliance with all applicable requirements of Applicable Law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Shares may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) any securities registration required by Applicable Law, including a registration statement under the Securities Act, shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and the prospectus requirements of the Securities Act (British Columbia) and other applicable Canadian securities laws, as applicable, or (c) such exercise or issuance is otherwise in compliance with Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be reasonably requested by the Company.

15. COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) a Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the shares acquired pursuant to the exercise of the Award first becomes substantially vested; and

(b) any Restricted Share Unit, Performance Award, Cash-Based Award or Other Share-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term "Short-Term Deferral Period" means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan;

(b) elections shall be made by the end of the Participant's taxable year prior to the year in which Services commence for which an Award may be granted to the Participant; and

(c) elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with Section 15.2(b) or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) no subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made;

(c) no subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made; and

(d) subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) the Participant's "separation from service" (as defined by Section 409A);

(ii) the Participant's becoming "disabled" (as defined by Section 409A);

(iii) the Participant's death;

(iv) a time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Sections 15.2 or 15.3, as applicable;

(v) a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) the occurrence of an "unforeseeable emergency" (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a "specified employee" (as defined by Section 409A) as of the date of the Participant's separation from service before the date (the "Delayed Payment Date") that is six (6) months after the date of such Participant's separation from service, or, if earlier, the date of the Participant's death. All such amounts that would, but for this Section 15.4(c), become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant's Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(iv) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee's determination that an unforeseeable emergency has occurred. The Committee's decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, provincial, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Common Shares, to release Common Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied.

16.2 Withholding in or Directed Sale of Shares. If permitted by Applicable Law, the Company shall have the right, but not the obligation, to deduct from the Common Shares issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole Common Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any Common Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders and, if the Common Shares are listed and posted for trading on the TSXV, prior acceptance by the TSXV if required pursuant to TSXV Policy 4.4, there shall be (a) no increase in the maximum aggregate number of Common Shares that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Awards, (c) the limits on the amount of Awards that may be granted to any one person or any category of Participant; (d) the method of determining the exercise price of Options; (e) the maximum term of Options; (f) the expiry and termination provisions applicable to Options; and (g) no other amendment of the Plan that would require approval of the Company's shareholders under any Applicable Law, including the rules of any stock exchange or quotation system upon which the Common Shares may then be listed or quoted. In addition, without the approval of the Company's disinterested shareholders, (i) the exercise price of an Option shall not be reduced, and (ii) the term of an Option held by an Insider at the time of the proposed amendment shall not be extended. Notwithstanding the foregoing, the following types of amendments will not be subject to shareholder approval: (1) amendments to fix typographical errors; and (2) amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions. No amendment, suspension or termination of the Plan shall affect any then outstanding Awards unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Awards without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future Applicable Law, including, but not limited to, Section 409A.

18. MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights. Common Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time, subject to prior approval of the TSXV if the Common Shares are then listed and posted for trading on the TSXV, any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Common Shares hereunder and shall promptly present to the Company any and all certificates representing Common Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by Applicable Law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission or the applicable securities regulatory authorities, as applicable, (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. To the extent required by Applicable Law, each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Common Shares acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Common Shares credited to the account of the Participant, (b) by depositing such Common Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Common Shares to the Participant in certificate form.

18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor Common Shares or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to "benefits" or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Participating Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable United States federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada, without regard to their conflict of law rules.

IN WITNESS WHEREOF, the undersigned Interim Chief Executive Officer of the Company certifies that the foregoing sets forth Salona Global Medical Device Corporation 2023 Equity Incentive Plan as duly adopted by the Company's shareholders effective as of the Effective Date.

(signed) "Michael Seckler"

Interim Chief Executive Officer

SCHEDULE "B"

AUDIT COMMITTEE CHARTER

(see attached)

AUDIT COMMITTEE CHARTER

(Implemented pursuant to National Instrument 52-110 - Audit Committees)

National Instrument 52-110 - Audit Committees (the "Instrument") relating to the composition and function of audit committees was implemented for reporting issuers and, accordingly, applies to every TSX Venture Exchange listed company, including the Corporation. The Instrument requires all affected issuers to have a written audit committee charter which must be disclosed, as stipulated by Form 52- 110F2, in the management information circular of the Corporation wherein management solicits proxies from the security holders of the Corporation for the purpose of electing directors to the board of directors. The Corporation, as a TSX Venture Exchange-listed company is, however, exempt from certain requirements of the Instrument.

This Charter has been adopted by the board of directors in order to comply with the Instrument and to more properly define the role of the Committee in the oversight of the financial reporting process of the Corporation. Nothing in this Charter is intended to restrict the ability of the board of directors or Committee to alter or vary procedures in order to comply more fully with the Instrument, as amended from time to time.

PART 1

Purpose:

The purpose of the Committee is to:

(a) improve the quality of the Corporation's financial reporting;

(b) assist the board of directors to properly and fully discharge its responsibilities;

(c) provide an avenue of enhanced communication between the directors and external auditors;

(d) enhance the external auditor's independence;

(e) increase the credibility and objectivity of financial reports; and

(f) strengthen the role of the directors by facilitating in depth discussions between directors, management and external auditors.

1.1 Definitions

"accounting principles" has the meaning ascribed to it in National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currency;

"Affiliate" means a Corporation that is a subsidiary of another Corporation or companies that are controlled by the same entity;

"audit services" means the professional services rendered by the Corporation's external auditor for the audit and review of the Corporation's financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements;

"Charter" means this audit committee charter;

"Committee" means the committee established by and among certain members of the board of directors for the purpose of overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation;

"Control Person" means any individual or company that holds or is one of a combination of individuals or companies that holds a sufficient number of any of the securities of the Corporation so as to affect materially the control of the Corporation, or that holds more than 20% of the outstanding voting shares of the Corporation except where there is evidence showing that the holder of those securities does not materially affect the control of the Corporation;

"financially literate" has the meaning set forth in Section 1.2;

"immediate family member" means a person's spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than an employee of either the person or the person's immediate family member) who shares the individual's home;

"Instrument" means National Instrument 52-110 - Audit Committees;

"MD&A" has the meaning ascribed to it in National Instrument 51-102;

"Member" means a member of the Committee;

"National Instrument 51-102" means National Instrument 51-102 - Continuous Disclosure Obligations; and

"non-audit services" means services other than audit services.

1.2 Meaning of Financially Literate

For the purposes of this Charter, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements.

PART 2

2.1 Audit Committee

The board of directors has hereby established the Committee for, among other purposes, compliance with the Instrument.

2.2 Relationship with External Auditors

The Corporation will require its external auditor to report directly to the Committee and the Members shall ensure that such is the case.

2.3 Committee Responsibilities

1. The Committee shall be responsible for making the following recommendations to the board of directors:

(a) the external auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation; and

(b) the compensation of the external auditor.

2. The Committee shall be directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting. This responsibility shall include:

(a) reviewing the audit plan with management and the external auditor;

(b) reviewing with management and the external auditor any proposed changes in major accounting policies, the presentation and impact of significant risks and uncertainties, and key estimates and judgements of management that may be material to financial reporting;

(c) questioning management and the external auditor regarding significant financial reporting issues discussed during the fiscal period and the method of resolution;

(d) reviewing any problems experienced by the external auditor in performing the audit, including any restrictions imposed by management or significant accounting issues on which there was a disagreement with management;

(e) reviewing audited annual financial statements, in conjunction with the report of the external auditor, and obtaining an explanation from management of all significant variances between comparative reporting periods;

(f) reviewing the post-audit or management letter, containing the recommendations of the external auditor, and management's response and subsequent follow up to any identified weakness;

(g) reviewing interim unaudited financial statements before release to the public;

(h) reviewing all public disclosure documents containing audited or unaudited financial information before release, including any prospectus, the annual report and management's discussion and analysis;

(i) reviewing the evaluation of internal controls by the external auditor, together with management's response;

(j) reviewing the terms of reference of the internal auditor, if any;

(k) reviewing the reports issued by the internal auditor, if any, and management's response and subsequent follow up to any identified weaknesses; and

(l) reviewing the appointments of the chief financial officer and any key financial executives involved in the financial reporting process, as applicable.

3. The Committee shall pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by the issuer's external auditor.

4. The Committee shall review the Corporation's financial statements, MD&A, and annual and interim earnings press releases before the Corporation publicly discloses this information.

5. The Committee shall ensure that adequate procedures are in place for the review of the Corporation's public disclosure of financial information extracted or derived from the Corporation's financial statements, and shall periodically assess the adequacy of those procedures.

6. When there is to be a change of auditor, the Committee shall review all issues related to the change, including the information to be included in the notice of change of auditor called for under National Instrument 51-102, and the planned steps for an orderly transition.

7. The Committee shall review all reportable events, including disagreements, unresolved issues and consultations, as defined in National Instrument 51-102, on a routine basis, whether or not there is to be a change of auditor.

8. The Committee shall, as applicable, establish procedures for:

(a) the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters; and

(b) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

9. As applicable, the Committee shall establish, periodically review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the issuer, as applicable.

10. The responsibilities outlined in this Charter are not intended to be exhaustive. Members should consider any additional areas which may require oversight when discharging their responsibilities.

2.4 De Minimus Non-Audit Services

The Committee shall satisfy the pre-approval requirement in subsection 2.3(3) if:

(a) the aggregate amount of all the non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by the issuer and its subsidiary entities to the issuer's external auditor during the financial year in which the services are provided;

(b) the Corporation or the subsidiary of the Corporation, as the case may be, did not recognize the services as non-audit services at the time of the engagement; and

(c) the services are promptly brought to the attention of the Committee and approved by the Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Committee, prior to the completion of the audit.

2.5 Delegation of Pre-Approval Function

1. The Committee may delegate to one or more independent Members the authority to pre-approve non-audit services in satisfaction of the requirement in subsection 2.3(3).

2. The pre-approval of non-audit services by any Member to whom authority has been delegated pursuant to subsection 2.5(1) must be presented to the Committee at its first scheduled meeting following such pre-approval.

PART 3

3.1 Composition

1. The Committee shall be composed of a minimum of three Members.

2. Every Member shall be a director of the issuer.

3. The majority of Members shall not be employees, Control Persons or officers of the Corporation.

4. If practicable, given the composition of the directors of the Corporation, each Member shall be financially literate.

5. The board of directors of the Corporation shall appoint or re-appoint the Members after each annual meeting of shareholders of the Corporation.

PART 4

4.1 Authority

Until the replacement of this Charter, the Committee shall have the authority to:

(a) engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b) set and pay the compensation for any advisors employed by the Committee;

(c) communicate directly with the internal and external auditors; and

(d) recommend the amendment or approval of audited and interim financial statements to the board of directors.

PART 5

5.1 Disclosure in Information Circular

If management of the Corporation solicits proxies from the security holders of the Corporation for the purpose of electing directors to the board of directors, the Corporation shall include in its management information circular the disclosure required by Form 52-110F2 (Disclosure by Venture Issuers).

PART 6

6.1 Meetings

1. Meetings of the Committee shall be scheduled to take place at regular intervals and, in any event, not less frequently than quarterly.

2. Opportunities shall be afforded periodically to the external auditor, the internal auditor and to members of senior management to meet separately with the Members.

3. Minutes shall be kept of all meetings of the Committee.